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Exhibit 10.16

SUBLEASE AGREEMENT

        This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of September 1, 2000 by and between SICOR INC. (formerly known as Gensia Sicor, Inc.), a Delaware corporation ("Sublandlord") and METABASIS THERAPEUTICS, INC., a Delaware corporation ("Subtenant").

        WHEREAS, GENA PROPERTY COMPANY, a California general partnership, as landlord ("Landlord"), and Sublandlord, as tenant, are parties to a certain Lease Agreement dated as of December 21, 1993 ("Master Lease") whereby Landlord leased to Sublandlord two (2) buildings located at 9360 and 9390 Towne Centre Drive, San Diego, CA 92121 ("Master Premises"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of those portions of the Master Lease which are applicable to this Sublease is attached hereto as Exhibit "A" and made a part hereof, subject, however, to all the terms and provisions of this Sublease. Hereinafter, the term "Master Lease" shall refer to only those portions of the Master Lease which are intended to be applicable to this Sublease pursuant to the terms hereof. Sublandlord is vested with the leasehold estate described in the Master Lease.

        WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises located solely within 9390 Towne Centre Drive, San Diego, California ("Building"), shown on the demising plan annexed hereto as Exhibit "B" and made a part hereof ("Sublease Premises") on the terms and conditions hereafter set forth. Subtenant currently occupies approximately 55,632 rentable square feet of premises in the Building ("Existing Space") pursuant to that certain Sublease Agreement between Subtenant and Sublandlord dated as of December 17, 1997, as amended by Amendment No. 1 to Sublease Agreement dated as of June 30, 1999 (collectively, the "Original Sublease Agreement"). Subtenant desires to reduce its premises by 16,132 rentable square feet ("Vacation Space"), as more particularly described in Exhibit "C" attached hereto. The new Sublease Premises shall consist of approximately 39,500 rentable square feet of premises ("Sublease Premises"), as more particularly described in Section 1 below. The parties intend to terminate the Original Sublease Agreement and enter into this new Sublease as to the entire Sublease Premises.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

        1.    Demise.    Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contain 39,500 rentable square feet of office, research and laboratory space located in the Building), upon and subject to the terms, covenants and conditions hereinafter set forth.

        2.    Sublease Term.

          (a)    Sublease Term.    The term of this Sublease ("Term") shall commence on September 1, 2000 ("Sublease Commencement Date") and end, unless sooner terminated as provided herein, five (5) years following the Sublease Commencement Date ("Sublease Expiration Date").

        3.    Use.    The Sublease Premises shall be used and occupied by Subtenant solely for office, research and laboratory uses in compliance with the Master Lease and for no other purpose.

        4.    Subrental.

          (a)    Base Rental.    Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent in the amount of Ninety-Eight Thousand Seven Hundred Fifty Dollars ($98,750) per month based on a monthly rate of $2.50 in the Sublease Premises ("Base Rental"), subject to increase pursuant to Section 4(f) below. The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent shall hereinafter be collectively referred to as "Rent."

          (b)    Prorations.    If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

          (c)    Additional Rent.    Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting the cost of all expenses, costs and charges payable to Landlord or to third party providers by Sublandlord resulting from Subtenant's use of the Sublease Premises, and the Building including, without limitation, Subtenant's pro rata share of the cost of all operating expenses (including Building maintenance, common area expenses, insurance premiums for casualty insurance maintained by Sublandlord with respect to the Building (but excluding any insurance coverages for Subtenant's personal property), security, janitorial and refuse disposal (excluding hazardous materials used, stored or disposed of by Subtenant which shall be Subtenant's sole responsibility) services provided by Sublandlord), and real estate taxes, applicable to the Sublease Premises which are allocable to Subtenant's use of the Sublease Premises in accordance with this Sublease. With Sublandlord's prior written consent, which consent may be subject to commercially reasonable conditions, Subtenant may separately contract for any services otherwise provided by Sublandlord with respect to the Sublease Premises. Notwithstanding the foregoing, Sublandlord shall notify Subtenant of any non-recurring major expenditures which give rise to the payment of additional rent where the Subtenant's allocated portion of such expenditure is anticipated to cost in excess of Ten Thousand and 00/100 Dollars ($10,000.00); provided, however, that in no event shall Subtenant have any right of approval over the foregoing expenditures. Notwithstanding anything in this Section 4(c) to the contrary and without releasing Subtenant from any liability under the Original Sublease Agreement therefor, Subtenant shall not be required to pay any additional rent that is (i) allocable to any period of time (A) prior to the Commencement Date of this Sublease or (B) following the expiration or sooner termination of this Sublease or (ii) payable as a result of a default by Sublandlord of any of its obligations under the Master Lease which are not attributable, either in whole or in part, to any default of Subtenant hereunder. Subtenant shall have no obligation to pay for any taxes levied or assessed on the value of Sublandlord's personal property located on the Sublease Premises.

          (d)    Payment of Rent.    Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 13 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to third parties or to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease or from third parties pursuant to the Master Lease or this Sublease with respect to the Sublease Premises.

          (e)    Late Charge.    Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the Prime Rate of interest (as stated under the column "Money Rates" in the Wall Street Journal) plus three percent (3%) ("Interest Rate") on all amounts of Rent payable hereunder which are not paid within three (3) business days of the date on which such payment is due, such charge to accrue from the date upon which such amount was due until paid.

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          (f)    Annual Increase to Base Rent.    Beginning on January 1, 2002, Base Rent shall be increased by three and one-half percent (3.5%), and shall be increased by three and one-half percent (3.5%) each January 1 thereafter.

          (g)    Tenant Improvement Allowance.    Provided Subtenant is not in default under this Sublease beyond the applicable notice and cure periods provided herein, Sublandlord shall contribute an allowance for the completion of certain improvements to the Sublease Premises described on the attached Exhibit "D" ("Tenant Improvements") in an amount equal to Ten Dollars ($10) per rentable square feet of Sublease Premises (i.e., $395,000) towards construction of the Tenant Improvements (the "T/I Allowance"). The Tenant Improvements shall be completed in accordance with Section 23 hereof. Subtenant shall not be entitled to any offset or reduction in Base Rental to the extent the T/I Allowance is not used. Subtenant shall have no right to remove, nor shall Subtenant be required to remove, the Tenant Improvements upon the expiration of the Sublease. Upon any default of Subtenant under this Sublease which gives rise to the termination of this Sublease, in addition to all other remedies available to Sublandlord at law or in equity, Sublandlord may recover from Subtenant the unamortized portion of the T/I Allowance.

        5.    Security Deposit.    The sum of Ninety-Eight Thousand Seven Hundred Fifty Dollars ($98,750) ("Deposit") shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. Subtenant shall receive a credit against the Deposit in the amount of One Hundred Thirty Nine Thousand Eighty Dollars ($139,080) which represents the security deposit held by Sublandlord under the Original Sublease Agreement. An amount up to the maximum principal sum of Forty Thousand Three Hundred Thirty Dollars ($40,330) which represents the surplus deposit held under the Original Sublease Agreement shall be returned to Subtenant no later than two (2) weeks after the Commencement Date, subject to application of the deposit in accordance with Section 5 of the Original Sublease Agreement, and Sublandlord shall retain the remaining portion of such deposit as the Deposit required under this Section 5. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damages in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within ten (10) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease in accordance with the provisions of California Civil Code Section 1950.7. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord's general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

        6.    Signage.    Subtenant shall have no right to maintain Subtenant identification signs in any location in, on, or about the Sublease Premises other than a listing in the lobby directory for the Building and an identification sign located at the entry to the Sublease Premises and an identification sign located on the exterior grounds around the Building (subject to compliance with applicable laws and private covenants and restrictions affecting the Building), the size, appearance and location of such signs to be subject to Sublandlord's prior approval not to be unreasonably withheld; provided, however, Sublandlord shall not be deemed unreasonable in withholding its consent to signage where the approval of such signage could subject Sublandlord to liability from any third party. The cost of such signs,

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including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its Sublease Premises signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

        7.    Parking.    At no additional rent or charge, Subtenant shall have the right, during the Term of this Sublease, to use on a non-reserved basis up to one hundred twenty six (126) parking spaces in the parking facilities of the Building. All such parking privileges shall be subject to the terms and conditions set forth in the Master Lease.

        8.    Incorporation of Terms of Master Lease.

          (a)   This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were "Landlord" and "Tenant," respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. Notwithstanding the foregoing, to the extent provisions of the Master Lease are unique and personal to Sublandlord's interest in the Building pursuant to the Master Lease or are indicated on the attached Exhibit "A" as intentionally omitted from the Master Lease, Subtenant shall not be required to comply with such provisions. Provisions which are personal and unique to Sublandlord under the Master Lease include, but are not limited to, Paragraphs 17, 18 and 19 of the Master Lease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

          (b)   For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

            (i)    In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

            (ii)   In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, including, without limitation, the provisions of Sections 10(c) and 10(f) thereof, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall reasonably determine if such evidence, certificate or other matter or thing shall be satisfactory.

            (iii)  In the event of any taking by eminent domain or casualty to the Sublease Premises such that Subtenant is deprived of the use and occupancy of greater than fifty percent (50%) of the Sublease Premises for a period in excess of ninety (90) days, Subtenant and Sublandlord shall each have the right to terminate this Sublease upon not less than thirty (30) days written notice to the other. In the event of any such taking by eminent domain or casualty such that Subtenant is deprived of fifty percent (50%) or less of the use and occupancy of the Sublease Premises, or in the event Subtenant elects to continue occupancy of the remaining portion of the Sublease Premises after the occurrence of a taking or casualty giving Subtenant a right to terminate this Sublease, the Rent shall be proportionally reduced for the portion of the Term during which Subtenant is prevented from using and occupying the damaged or taken portion of the Sublease Premises. Sublandlord shall have no obligation

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    to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain, and Subtenant shall have no rights to any portion of the award in any eminent domain proceeding affecting the Sublease Premises, other than any portion of the award for Subtenant's relocation expenses and personal property taken, to the extent Sublandlord is entitled to such amounts under the Master Lease.

            (iv)  Subtenant shall not be required to comply with the following provisions of the Master Lease:

              (A)  Paragraph 3(c), without, however, limiting in any way the provisions of Section 15 of this Sublease.

              (B)  Paragraph 3(e).

              (C)  Paragraph 7, other than Subtenant's responsibility for costs of curing any Environmental Violations arising from the acts or omissions of Subtenant and costs of Subtenant complying with all Legal Requirements attributable to its use and occupancy of the Sublease Premises, including fines, penalties and interest arising from Subtenant's violation thereof.

              (D)  Paragraph 8.

              (E)  Paragraph 9(b) to the extent it applies to Escrow Payments imposed on Sublandlord as a result of a Monetary Event of Default by Sublandlord under the Master Lease which is not the result of a default by Subtenant under this Sublease, however Subtenant shall, in all events, be responsible for Escrow Charges comprising real estate taxes on the Sublease Premises imposed as a result of alterations to the Sublease Premises made by, or for, Subtenant during the Term.

              (F)  Paragraph 10(i).

              (G)  Paragraph 12(a), to the extent it requires Subtenant to (i) repair or maintain Building Systems Equipment, it being expressly acknowledged by Subtenant hereunder that it has no right or, except as otherwise provided herein, obligation to repair or maintain any Building Systems Equipment, (ii) maintain the Adjoining Property, or (iii) make Alterations.

              (H)  Paragraph 12(b).

              (I)   Paragraph 13.

              (J)   Paragraph 15(a), to the extent it requires indemnity from Subtenant for the acts or omissions of any Person other than Subtenant, its agents, employees, representatives, parents, affiliates or subsidiaries, or any Person acting on behalf of, or with the permission of, or at the sufferance of, Subtenant and only in connection with events on, about or arising from the Sublease Premises, including any entry by Subtenant thereon prior to the Sublease Commencement Date.

              (K)  Paragraph 28.

              (L)  Paragraph 29.

          (c)   During the Term, Subtenant shall not be required to maintain casualty insurance policies and coverages with respect to the Sublease Premises and Subtenant shall be named as an additional insured under such policies maintained by Sublandlord or required to be maintained in accordance with the terms of the Master Lease (to the extent of Subtenant's interest in the Sublease Premises), evidence of such coverage to be in the form of a certificate of insurance provided by Sublandlord to Subtenant; provided, however, such policies and coverages maintained

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  by Sublandlord with respect to the Building and the Sublease Premises shall not include coverage for Subtenant's personal property and Subtenant, at its sole cost and expense, shall maintain such policies and coverages with respect to its personal property as it may elect. During the Term, Subtenant shall maintain a policy of comprehensive general liability insurance with respect to its occupancy of, and activities on, the Sublease Premises and related common areas, which coverage shall be subject to any required waivers of subrogation as are described under Paragraph 16 of the Master Lease and shall have a minimum policy limit of $4,000,000 and shall otherwise meet the requirements of the Master Lease for such insurance coverage. All such policies shall name Sublandlord, Landlord and any other party required to be so named under the Master Lease as additional insureds thereunder and shall be with carriers reasonably acceptable to Sublandlord and, in all events, in accordance with the requirements of the Master Lease except as otherwise provided hereinabove. In the event Subtenant elects to carry its own policies of casualty insurance with respect to the Sublease Premises, all such policies shall name Sublandlord as an additional insured thereunder. Sublandlord and Subtenant each hereby waive all rights of subrogation with respect to claims covered by the property insurance carried respectively by Sublandlord and Subtenant pursuant to the terms of this Sublease, without regard to the negligence or intentional misconduct of either party.

          (d)   Sublandlord and Subtenant acknowledge that this Sublease is of short duration in relation to the term of the Master Lease and, as a result, the parties do not intend that Subtenant shall be required to comply with any obligations or requirements under the Master Lease (except those which are specifically referenced as an obligation of Subtenant under this Sublease) which are of a character or nature as is reasonably determined to be inconsistent with the scope and Term of occupancy of the Sublease Premises by Subtenant under this Sublease. In the event of a dispute regarding Subtenant's obligation to comply with any such obligations or requirements of the Master Lease, the determination of the applicability of such obligations or requirements shall be made by Sublandlord and Subtenant in good faith with reference to current statutory and case law in California interpreting the relative obligations of a landlord and tenant in circumstances similar to the Sublease with respect to the nature of the obligation for which compliance is sought.

        9.    Subtenant's Obligations.    Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

        10.    Sublandlord's Obligations.    Sublandlord covenants and agrees that all obligations of Sublandlord under the Master Lease (including, but not limited to its obligations under Paragraph 16(a)(i) of the Master Lease, which insurance Sublandlord shall maintain), other than those which are to be done or performed by Subtenant under this Sublease, with respect to the Sublease Premises shall be done or performed by Sublandlord. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease; provided, however, Sublandlord shall provide all necessary assistance and cooperation

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to Subtenant (at no material cost or liability to Sublandlord) to enforce Sublandlord's rights under the Master Lease to compel performance by Landlord with respect to such services or repairs to which Subtenant is entitled. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease unless, and to the extent, Sublandlord is excused from performance, or entitled to a reduction or abatement of its rental obligations to Landlord under the Master Lease also. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease, subject to the right of assistance and cooperation from Sublandlord described above. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises. Sublandlord shall extend all reasonable cooperation to Subtenant (at no material cost or liability to Sublandlord) to enable Subtenant to receive the benefits under this Sublease, as the same are dependent upon performance under the Master Lease.

        11.    Default by Subtenant.    In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

        12.    Quiet Enjoyment.    So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

        13.    Notices.    Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, and in all events, with reasonable promptness such that Subtenant is not materially, adversely prejudiced thereby, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received.

        Notices to Sublandlord shall be sent to the attention of:

  SICOR Inc.
  19 Hughes
  Irvine, CA 92618
  Attn: Chief Financial Officer

  with a copy to:

  Pillsbury Madison & Sutro LLP
  101 W. Broadway, Suite 1800
  San Diego, CA 92101
  Attn: Eric A. Kremer, Esq.

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  Notices to Subtenant shall be sent to the attention of:

  Metabasis Therapeutics, Inc.
  9390 Towne Centre Drive
  San Diego, CA 92121
  Attn: Chief Financial Officer

        14.    Broker.    Sublandlord and Subtenant represent and warrant to each other that no brokers were involved in connection with the negotiation or consummation of this Sublease. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

        15.    Condition of Premises.

          (a)    Commencement.    Subtenant acknowledges (i) that it is subleasing the Sublease Premises "as-is" in an unfurnished condition, (ii) that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises, and (iii) that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises without Sublandlord's prior written consent, which consent may not be unreasonably withheld and which may impose additional requirements applicable to the construction and completion of such alterations or improvements in addition to requiring Subtenant's compliance with requirements of the Master Lease. Sublandlord shall not be deemed to be unreasonable in withholding its consent to any alteration or improvement which does not conform with the use requirements under this Sublease or which is materially different from alterations or improvements already existing in the Sublease Premises, provided such alterations and improvements are constructed and installed in accordance with applicable provisions of either the Original Sublease Agreement and/or this Sublease and comply with applicable laws. Subtenant further confirms and acknowledges that Subtenant is in occupancy of, and has been in occupancy of, the Existing Space (which includes the entire Sublease Premises hereunder) as of the Sublease Commencement Date pursuant to the Original Sublease Agreement. Accordingly, Sublandlord (A) makes no representation or warranty as to the condition of the Existing Space and (B) Subtenant shall be required to return the Existing Space to Sublandlord in the condition substantially the same as that on the "Sublease Commencement Date" as defined in the Original Sublease Agreement, reasonable wear and tear excepted. Subtenant shall also remedy any hazardous substance contamination which is the result of the act or omission of Subtenant, its agents, employees, contractors, invitees or licensees, by promptly remediating or removing such contamination in its entirety.

          (b)    Inspection Rights.    In addition to all other rights under the provisions of the Master Lease incorporated into this Sublease, Sublandlord expressly reserves the right to conduct the inspections and testing in the Sublease Premises during the Term as described in Paragraph 10 of the Master Lease. During the Term of the Sublease, Subtenant shall deliver to Sublandlord, upon Sublandlord's request therefor, copies of all notices, filings and permits delivered to, or received from, regulatory and governmental entities having jurisdiction over Subtenant's operations on the Sublease Premises with respect to the use, storage or disposal of Hazardous Substances and a current inventory of all Hazardous Substances used and/or stored on the Sublease Premises. Upon reasonable prior notice in each instance, Sublandlord may enter the Sublease Premises during ordinary business hours to show the space to actual or prospective lenders, purchasers, tenants or users at any time during the Term.

          (c)    Removal of Alterations.    Notwithstanding anything contained herein to the contrary, upon the expiration or earlier termination of this Sublease, Subtenant shall not be obligated to remove

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  (i) the initial Tenant Improvements or (ii) any alterations or improvements consented to by Sublandlord, unless Sublandlord requires removal of the same as a condition to granting its consent thereto. Notwithstanding anything contained herein to the contrary, at Sublandlord's request. Subtenant shall remove all alterations and improvements constructed without the express written consent of Sublandlord.

        16.    Notice to Landlord.    Section 21(b) of the Master Lease requires Sublandlord to provide written notice to Landlord regarding this Sublease and to obtain Landlord's written consent therefor. Sublandlord shall provide such notice following the date of full execution of this Sublease subject to the following:

          (a)   If Sublandlord receives any written objection from Landlord to this Sublease within one hundred eighty (180) days of providing such notice, Sublandlord shall notify Subtenant thereof and Sublandlord shall use reasonable best efforts to remove such objection and obtain Landlord's consent. If such objection cannot be removed or waived such that Landlord's consent is obtained within said 180-day period, this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto, other than Subtenant's obligation to leave the Sublease Premises in the same condition as that existing on the Sublease Commencement Date, subject to Subtenant's rights under Section 15(c) above. In the event Sublandlord does not receive any objection to this Sublease within said 180-day period, this Sublease shall be deemed consented to by Landlord, but only as between Sublandlord and Subtenant, subject to Section 16(b) below.

          (b)   In the event any written objection is received from Landlord ("Landlord's Objection Notice") after the expiration of said 180-day period, Sublandlord shall use commercially reasonable efforts to remove such objection or have the same waived, and Subtenant shall cooperate with Sublandlord in connection therewith. In the event said objection cannot be either waived or removed to Sublandlord's reasonable satisfaction within sixty (60) days following Sublandlord's receipt of Landlord's Objection Notice, Sublandlord may terminate this Sublease effective upon twelve (12) months prior written notice to Subtenant (which notice may be given prior to the expiration of said 60-day period), without any liability therefor.

        17.    Termination of Master Lease.

          (a)    Early Termination.    If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder, or (ii) Subtenant is not given at least twelve (12) calendar months' prior written notice of the effective date of a termination of the Master Lease if such termination is the result of any election or exercise of a right or option held by Sublandlord under the Master Lease to effect such termination, or is the result of Sublandlord's mutual agreement with Landlord to terminate the Master Lease outside the parameters of the Master Lease.

          (b)    Cooperation.    In the event Sublandlord at any time during the Term, desires to modify or terminate the Master Lease, or undertake any action in furtherance thereof, or in connection therewith, Subtenant shall extend all commercially reasonable cooperation to Sublandlord, as Sublandlord may deem necessary or convenient, in connection therewith, including, without limitation, cooperation in connection with any marketing of the Building for sale by Sublandlord. Such cooperation shall include, but not be limited to, Subtenant's execution and delivery of such additional instruments, certificates and amendments to this Sublease as may be reasonably necessary or desirable in connection with any of the foregoing. Such cooperation by Subtenant shall be without prejudice to Subtenant's rights under Section 17(a) of this Sublease. Sublandlord shall reimburse Subtenant for its reasonable, out-of-pocket costs and expenses incurred in connection with, and reasonably related to, Subtenant's extension of the cooperation required of Subtenant hereinabove, provided the full amount of such reimbursement has been mutually established by Sublandlord and Subtenant prior to Subtenant incurring such costs and expenses.

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        18.    Assignment and Subletting.

          (a)   Independent of and in addition to any provisions of the Master Lease, including without limitation the obligation to obtain Landlord's consent to any sublease or assignment, it is understood and agreed that, except as expressly provided herein, Subtenant shall have no right to assign or sublet the Sublease Premises or any portion thereof or any right or privilege appurtenant thereto and any such assignment or subletting shall be void. Subtenant shall have the right to assign or sublet this Sublease or any interest therein, and to suffer or permit any other person (other than agents, servants or associates of the Subtenant) to occupy or use the Sublease Premises, only upon the prior written consent of Sublandlord and Landlord, which consent shall not be unreasonably withheld. Any assignment or subletting by Subtenant without Sublandlord's prior written consent shall be void and shall, at the option of Sublandlord, terminate this Sublease.

          (b)   Subtenant shall advise Sublandlord by notice of (i) Subtenant's intent to assign or sublease this Sublease, (ii) the name of the proposed assignee or subtenant and evidence reasonably satisfactory to Sublandlord that such proposed assignee or subtenant is comparable in reputation, stature and financial condition to tenants then leasing comparable space in comparable buildings, and (iii) the terms of the proposed assignment or sublease, Sublandlord shall, within twenty (20) days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

            (i)    Consent to such proposed assignment or sublease;

            (ii)   Refuse such consent, which refusal shall be on reasonable grounds; or

            (iii)  Elect to terminate this Sublease; provided, however, if Sublandlord elects to terminate this Sublease, Subtenant may, within three (3) business days following receipt of Sublandlord's notice of its election to terminate this Sublease, withdraw such request and this Sublease shall thereafter continue in full force and effect.

          (c)   In the event that Sublandlord shall consent to an assignment or sublease under the provisions of this Section 18, Subtenant shall pay Sublandlord's reasonable processing costs and reasonable attorneys' fees incurred in giving such consent (not to exceed $2,500 in any one instance). Notwithstanding any permitted assignment or sublease, Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease. If for any proposed assignment or sublease, Subtenant receives Rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent required by this Sublease, after a deduction for the following: (a) any brokerage commission paid by Subtenant in connection therewith and (b) any reasonable attorneys' fees in connection with preparing and negotiating an assignment or sublease document ("Profit"), Subtenant shall pay to Sublandlord as additional Rent, fifty percent (50%) of such Profit or other consideration received by Subtenant within five (5) days of its receipt by Subtenant or, in the event the assignee or sublessee makes payment directly to Sublandlord, Sublandlord shall refund fifty percent (50%) of the Profit to Subtenant after deducting (a) and (b) above.

          (d)   Occupancy of all or part of the Sublease Premises by parent, subsidiary, or affiliated companies or a joint venture partnership of Subtenant shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies or a joint venture partnership were not formed as a subterfuge to avoid the obligation of this Section 18. If Subtenant is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity or the dissolution, merger, consolidation, or other reorganization

10

  of such entity, or the sale, assignment, transfer or hypothecation of the assets of such entity, shall not be deemed an assignment or sublease subject to the provisions of this Section 18.

        19.    Environmental Condition.

          (a)    Base Line Study.    Subtenant shall conduct a Phase I Environmental Assessment (the "Base Line Study") with respect to the Sublease Premises in accordance with ASTM Standard E 1257-94 which, pursuant to such Standard, shall not include any surface or subsurface testing on the Sublease Premises; provided, however, the contractor conducting the Base Line Study and the cost thereof shall be subject to Sublandlord's prior written approval, which approval shall not be unreasonably withheld. Sublandlord shall reimburse Subtenant for the actual cost of the Base Line Study, in an amount not to exceed the amount approved by Sublandlord in advance, within thirty (30) business days following receipt by Sublandlord of invoices for such work. The Base Line Study shall assess the condition of the Sublease Premises as it exists as of the Commencement Date and shall be completed as soon as possible. If the Base Line Study is not completed on or prior to the Sublease Commencement Date, such completion shall have occurred not later than thirty (30) days following the Sublease Commencement Date. Subtenant shall deliver a copy of the Base Line Study to Sublandlord upon its completion. During the Term of this Sublease, Subtenant shall deliver to Sublandlord copies of all notices, filings and permits delivered to, or received from, regulatory and governmental entities having jurisdiction over Subtenant's operations on the Sublease Premises with respect to the use, storage or disposal of Hazardous Substances and a current inventory of all Hazardous Substances used and/or stored on the Sublease Premises.

          (b)    Vacation.    Subtenant shall also conduct an exit environmental assessment (the "Subtenant Exit Study") as to the both the Sublease Premises and the Vacation Space substantially the same in scope as the Base Line Study (collectively, the "Studies"). The Subtenant Exit Study shall be conducted not earlier than fifteen (15) days prior to Subtenant's vacation of the Sublease Premises or the Vacation Space, as the case may be. In the event the Subtenant Exit Study reveals any contamination, then Subtenant shall promptly remediate or remove such contamination in its entirety. Subtenant shall maintain the results of the Base Line Study and the Subtenant Exit Study in strict confidence and shall not, without Sublandlord's prior written consent, which may be withheld in its sole discretion, disclose the results thereof, or any portion thereof to any third party, excepting Subtenant's directors, officers, employees, representatives and consultants on a need-to-know basis, unless Subtenant is compelled under applicable law to disclose all or any portion of said Studies. All such Studies shall be delivered to Sublandlord.

        20.    Termination of Original Sublease Agreement.    Effective as of the Commencement Date, the Original Sublease Agreement shall terminate and be of no further force or effect except as to (a) any rental obligation thereunder which is past due, unbilled or otherwise becomes due or payable through or after the expiration date of the Original Sublease Agreement (b) any obligation to return the Vacation Space to Sublandlord in the condition required under Section 15 of the Original Sublease Agreement; provided, however, Subtenant shall not be obligated to remove any existing tenant improvements or other alterations from the Vacation Space; and (c) any existing default or any event which, with the giving of notice or the passage of time shall constitute a default, unless such default or event is cured prior to the Commencement Date.

        21.    Limitation of Estate.    Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Subleased Premises. Subtenant's indemnity obligations shall be determined with reference to the principles set forth in Section 8(d) regarding the interpretation of Subtenant's obligations under the Master Lease in relation to the scope and Term of

11

this Sublease. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

        22.    Entire Agreement.    It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

        23.    Tenant Improvements.    Sublandlord shall cause the Tenant Improvements to be constructed, at Subtenant's cost (subject to Sublandlord's contribution of the T/I Allowance), in accordance with the following:

          (a)    Plans.    Subtenant shall prepare and submit to Sublandlord plans and working drawings for the construction of the Tenant Improvements, such plans to contain all such information as may be required for the construction of the Tenant Improvements. Sublandlord shall approve the plans within five (5) business days after receipt of same or designate specific changes required to be made to the plans. Subtenant shall make the required changes, and resubmit the revised plans to Sublandlord. The revised plans shall be approved or disapproved by Sublandlord within five (5) business days of receipt of the same. This procedure shall be repeated until the plans are finally approved by Sublandlord ("Final Plans").

          (b)    Procedure for Construction of Tenant Improvements.    Sublandlord shall rely upon the Final Plans and use Sublandlord's commercially reasonable efforts to complete the Tenant Improvements described in the Final Plans prior to the estimated completion date thereof, as set forth in the schedule prepared by Biostruct, Inc. For the purposes of this Sublease, the Tenant Improvements shall be conclusively deemed "substantially completed" when (a) all Tenant Improvements described in the Final Plans are completed as certified by Sublandlord's architect or contractor, after consultation with Subtenant's architect, except for minor items (e.g., "punch-list" items) and (b) except to the extent resulting from any delay caused by Subtenant, final sign off from the City of San Diego building inspection department has, to the extent required under applicable law, been obtained. Upon substantial completion of the Tenant Improvements, Sublandlord shall notify Subtenant thereof and Subtenant shall, within five (5) business days following such notification, arrange for a walk-through of the Sublease Premises ("Subtenant's Inspection") at which time the punch-list items shall be identified for completion by Sublandlord. Subject to completion of such punch-list items, Subtenant shall be deemed to have accepted the Sublease Premises and the Tenant Improvements effective as of the later of (i) the date of Subtenant's Inspection or (ii) the date on which the Tenant Improvements have been substantially completed. Upon Sublandlord's written request therefor, Subtenant shall execute and deliver a document acknowledging acceptance of the Tenant Improvements.

          (c)    Changes.    If Subtenant requests any change, addition or alteration to the Final Plans or in Sublandlord's construction and completion of the Tenant Improvements ("Changes"),

12

  Sublandlord shall give Subtenant an estimate of the cost of such Changes and the resulting delay in the delivery of the Sublease Premises to Subtenant. Within ten (10) days after Subtenant's receipt of such written estimate from Sublandlord, Subtenant shall give Sublandlord written notice indicating whether or not Subtenant elects to proceed with any such Changes. If Subtenant elects to proceed with such Changes and if, and only if, Sublandlord approves such Changes, Sublandlord shall, at Subtenant's sole cost and expense, promptly make such Changes. Subtenant will pay the full cost of all Changes to Sublandlord as additional Rent, within five (5) days after Subtenant's receipt of Sublandlord's written notice that Sublandlord is prepared to commence construction of such Changes. If Subtenant elects not to proceed with such Changes, fails to timely notify Sublandlord of Subtenant's election within such ten (10) day period or fails to timely deliver to Sublandlord the full amount of the cost incurred in connection with such Changes above the T/I Allowance, Sublandlord shall complete the Tenant Improvements without making such Changes.

          (d)    Unavoidable Delays.    If the performance by Sublandlord of any act required herein or elsewhere in Sublease is prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, earthquake, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, or any other cause beyond the reasonable control of Sublandlord, Sublandlord shall be excused from performance for the time period equal to the time period of the prevention or delay.

          (e)    Funding of T/I Allowance.    Sublandlord shall make payments of the T/I Allowance directly to the contractor and material suppliers within thirty (30) days of receipt of a reasonably detailed invoice for such work and/or materials; provided, however, in no event shall Sublandlord be required to make payments to such contractor more often than one (1) time per month.

          (f)    Payment of Work Cost.    If the cost of constructing the Tenant Improvements, as reasonably determined by Sublandlord exceeds the T/I Allowance, Subtenant agrees to pay Sublandlord such excess within five (5) days after invoice therefor. In no event will the T/I Allowance be used to pay for Subtenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Sublease Premises. Upon Subtenant's written request, Sublandlord will promptly provide reasonable documentation evidencing Sublandlord's calculation of such excess costs. Notwithstanding any reasonable determination by Sublandlord of the amount by which the cost of constructing the Tenant Improvements exceeds the T/I Allowance, Subtenant shall be responsible for the full amount of such excess.

          (g)   In the event all of the following have occurred: (i) a mechanics' or materialman's lien is recorded against title to the Building in connection with the construction of the Tenant Improvements for payment of amounts due from Sublandlord as part of the T/I Allowance and not for amounts due from Subtenant under Section 23(f) above; (ii) said lien has not been either released by the claimant, bonded around by Sublandlord, expired by operation of law or otherwise been expunged; and (iii) the claimant under said lien has commenced a judicial action in the proper forum to foreclose such lien; then, Subtenant may, upon three (3) business days prior written notice to Sublandlord, secure and post a release bond in accordance with the provisions of California Civil Code ("Civil Code") Section 3143 with respect to such lien. In such event, Subtenant may offset against its next payment of Base Rental due hereunder, (A) the actual cost of such bond charged by the issuer thereof (not to exceed, in any event, 1% of the face amount of the bond), and (B) any other costs actually and reasonably incurred by Subtenant as reimbursement owed to the issuer of such release bond as a result of a demand on such bond by the subject lien claimant in reliance on a judicial order confirming such claimant's right to receive from Sublandlord the amounts claimed with respect to such lien. In no event shall Subtenant have any right to intervene in any legal proceeding with respect to such lien as a consequence of posting such bond. Subtenant shall promptly comply with the requirements of Civil Code Section 3144.5 in connection with the posting of any release bond pursuant to the provisions hereof.

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        24.    Acceptance.    The submission of this Sublease to Subtenant does not constitute an offer to lease. This Sublease shall become effective only upon the execution and delivery thereof by both Sublandlord and Subtenant. Sublandlord shall have no liability or obligation to Subtenant by reason of Sublandlord's rejection of this Sublease or a failure to execute, acknowledge and deliver same to Subtenant.

        25.    Miscellaneous.    This Sublease shall be governed by and interpreted in accordance with the laws of the State of California, except as they may be preempted by federal law. In any action brought or arising out of this Sublease, the parties hereto hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The parties hereby agree that any proceeding relating to any dispute under this Sublease or with respect to the interpretation of any provision of this Sublease shall be conducted in San Diego, California. The headings used in this Sublease are for convenience only and shall be disregarded in interpreting the substantive provisions of this Sublease. Time is of the essence of each term of this Sublease. If any provision of this Sublease shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof. This Sublease may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Sublease. In the event of any litigation or similar proceeding, action or arbitration between the parties with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorney's fees and cost incurred in connection therewith.

[Remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:
SICOR INC., a Delaware corporation
By:	/s/ [ILLEGIBLE]
Its:	Executive VP Finance, CFO & Treasurer
SUBTENANT:
METABASIS THERAPEUTICS, INC., a Delaware corporation
By:	/s/ [ILLEGIBLE]
Its:	VP Finance & CFO

15

EXHIBIT "A"

COPY OF MASTER LEASE

[Attached]

LEASE AGREEMENT
by and between

GENA PROPERTY COMPANY,
a California partnership

as LANDLORD

and

GENSIA, INC.,
a Delaware corporation,

as TENANT
Premises: San Diego, California

Dated as of: December 21, 1993

TABLE OF CONTENTS

1.	Demise of Premises	1
2.	Certain Definitions	1
3.	Title and Condition	10
4.	Use of Leased Premises; Quiet Enjoyment	12
5.	Term	12
6.	Basic Rent	13
7.	Additional Rent	13
8.	Net Lease; Non-Terminability	15
9.	Payment of Impositions	15
10.	Compliance with Laws and Easement Agreements; Environmental Matters	17
11.	Liens; Recording	18
12.	Maintenance and Repair	19
13.	Alterations and Improvements	19
14.	Permitted Contests	21
15.	Indemnification	22
16.	Insurance	23
17.	Casualty and Condemnation	25
18.	Early Termination Events	27
19.	Restoration; Reduction of Rent	28
20.	Procedures Upon Purchase by Tenant	30
21.	Assignment and Subletting; Prohibition against Leasehold Financing	30
22.	Events of Default	32
23.	Remedies and Damages Upon Default	35
24.	Notices	38
25.	Estoppel Certificates	38
26.	Surrender	39
27.	No Merger of Title	39
28.	Books and Records	39
29.	Security Deposit	41
30.	Non-Recourse as to Landlord	41
31.	Financing	42
32.	Subordination	42
33.	Financial Covenants	43
34.	Tax Treatment; Reporting	43
35.	Right of First Refusal	43
36.	Financing Major Alterations	43
37.	Initial Lender Rights re: Letter of Credit	43
38.	Miscellaneous	43

i

        LEASE AGREEMENT, made as of this 21st day of December, 1993, between GENA PROPERTY COMPANY, a California partnership, ("Landlord") the partners of which are GENA (CA) QRS 11-25, INC., a California corporation ("GENA: 11") and GENA (CA) QRS 12-1, INC., a California corporation ("GENA: 12") with an address c/o W. P. Carey & Co., Inc., 620 Fifth Avenue, New York, New York 10020, and GENSIA, INC. ("Tenant"), a Delaware corporation with an address at 9360 Towne Centre Drive, San Diego, California 92121.

        In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

        1.    Demise of Premises.    Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the real property described in Exhibit "A-1" hereto, together with the Appurtenances (collectively, the "Land"); (b) the buildings, structures, driveways, walkways and other improvements now or hereafter constructed on the Land (collectively, the "Structures"); and (c) the Building Systems Equipment (as defined in Paragraph 2).

        2.    Certain Definitions.    "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

        "Adjoining Property" shall mean all appurtenant sidewalks, driveways, curbs, gores and vault spaces which are located on land adjoining the Land and which Tenant is entitled to use and responsible to repair.

        "Affiliate" with respect to Tenant shall mean any other Person controlling, controlled by or under common control with Tenant and "control" shall mean the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

        "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) rights to use any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

        "Assignment by Landlord" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

        "Basic Rent" shall mean Basic Rent as defined in Paragraph 6 and computed pursuant to Exhibit "D".

        "Basic Rent Commencement Date" shall mean January 1, 1994.

        "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6 below.

        "Building Systems Equipment" shall mean the Building Systems Equipment described on Exhibit "B" which is installed or located in or on the Structures on the date hereof and paid for by Landlord. Building Systems Equipment shall include (i) that portion of the Tenant Improvements that is within the definition of Building Systems Equipment and (ii) Alterations to the Building Systems Equipment whether paid for by Landlord or, if required by the terms of this Lease, Tenant.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated to close in the State of California.

        "Casualty" shall mean any loss of or damage to any, property except Tenant's personal property and Tenant's, Equipment included within the Leased Premises or to any property in which Landlord has an ownership interest.

        "Condemnation" shall mean a Taking and/or a Requisition, as defined below in this Paragraph 2.

        "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

        "Consolidated Tangible Net Worth" shall mean Consolidated Tangible Net Worth as defined in Exhibit "E".

        "Construction Contracts" shall mean those certain Construction Contracts described in the Construction Management Agreement and any other contracts between Tenant, as construction manager for Landlord, and Contractors, pursuant to which the Tenant Improvements will be constructed.

        "Construction Management Agreement" shall mean that certain Construction Management Agreement of even date between Landlord, as owner, and Tenant, as manager for Landlord, in connection with the installation and construction of the Tenant Improvements.

        "Contractors" shall mean those contractors who are parties to the Construction Contracts.

        "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

        "Covenant Breach" shall mean Covenant Breach as defined in Paragraph 29(e).

        "Covenant Event of Default" shall mean a Covenant Breach for which a Letter of Credit is not issued in accordance with the provisions of Paragraph 29(e).

        "CPI" shall mean the CPI as defined in Exhibit "D".

        "Debt Rent" shall mean Debt Rent as defined in Paragraph 37(a)(ii).

        "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

        "Direct Costs" shall mean Direct Costs as defined in Section 1.01 of the Construction Management Agreement.

        "Early Termination Amount" shall mean [INTENTIONALLY OMITTED].

        "Early Termination Date" shall mean Early Termination Date as defined in Paragraph 18.

        "Early Termination Event" shall mean an Early Termination Event as defined in Paragraph 18.

        "Early Termination Notice" shall mean Early Termination Notice as defined in Paragraph 18.

        "Easement Agreements" shall mean any recorded conditions, covenants, restrictions, easements, declarations, licenses and other agreements affecting the Leased Premises. The initial Easement Agreements are listed on the Schedule of Permitted Encumbrances attached hereto as Exhibit "C". Tenant shall not negotiate or execute any Easement Agreement without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. If Tenant or Landlord subsequently negotiates and the other party approves Easement Agreements in addition to those listed on Exhibit "C", such additional Easement Agreements shall be deemed to be included as Easement Agreements to which this Lease applies. Neither Tenant nor Landlord shall be bound by any Easement Agreements which are not listed on Exhibit "C" unless Landlord and Tenant expressly agree in writing to be bound thereby. If either Landlord or Tenant do not so agree to be bound by any Easement Agreements not listed on Exhibit "C" (the "Excluded Easement Agreements"), the Excluded Easement Agreements shall not be included as Easement Agreements or Permitted Encumbrances. Easement Agreements other than Excluded Easement Agreements are Permitted Encumbrances.

        "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

        "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises, under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

        "Equipment" shall mean Building Systems Equipment and Tenant's Equipment.

        "Equity Rent" shall mean Equity Rent as defined in Paragraph 37(b).

        "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

        "Existing Leases" is defined in Paragraph 21.

        "Fair Market Rent" shall mean Fair Market Rent as determined in accordance with Section 3 of Exhibit "D".

        "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

        "Final Release Conditions" shall mean Final Release Conditions as defined in Paragraph 29.

        "Financial Covenants" shall mean the financial covenants of Tenant described on Exhibit "E".

        "Funded Indebtedness" shall mean Funded Indebtedness as defined in Exhibit "E".

        "Funding Deadline" shall mean [INTENTIONALLY OMITTED].

        "GAAP" shall mean generally accepted accounting principles as in effect from time to time and followed consistently throughout the relevant period.

        "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law; provided, however, that notwithstanding anything in this sentence or this Lease to the contrary, Tenant shall not be deemed to be engaged in a Hazardous Activity if the subject activity, process, procedure or undertaking is done or performed in accordance with applicable Law and/or governmental permit.

        "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

        "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

        "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

        "Improvements" shall mean the Structures as defined in Paragraph 1, Building Systems Equipment (as defined above) and Tenant Improvements (as defined below).

        "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

        "Indirect Costs" shall mean Indirect Costs as defined in Section 1.01 of the Construction Management Agreement.

        "Initial Lender" shall mean The Northwestern Mutual Life Insurance Company and its successors and assigns with respect to the Initial Loan.

        "Initial Loan" shall mean the [INTENTIONALLY OMITTED] loan from Initial Lender to Landlord.

        "Initial Term" shall mean the Initial Term as defined in Paragraph 5.

        "Initial Term Commencement Date" shall mean Initial Term Commencement Date as defined in Paragraph 5(a).

        "Initial Term Expiration Date" shall mean Initial Term Commencement Date as defined in Paragraph 5(a).

        "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

        "Land" shall mean the Land as defined in Paragraph 1 and described in Exhibit "A-l".

        "Landlord's Cash Contribution" shall mean [INTENTIONALLY OMITTED].

        "Landlord's Maximum Contribution" shall mean [INTENTIONALLY OMITTED].

        "Landlord's Share of Project Costs" shall mean [INTENTIONALLY OMITTED].

        "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

        "Lease" shall mean this Lease Agreement.

        "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

        "Legal Requirements" shall mean all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

        "Lender" shall mean (a) Initial Lender, its successors and assigns, and (b) any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

        "Letter of Credit" shall mean an unconditional, irrevocable letter of credit in the form attached hereto as Exhibit "G" in the amount then required by Paragraph 29, with such modifications as may be reasonably requested by the beneficiary thereof from time to time and issued by a commercial bank with a B rating or better according to the Sheshunoff Bank Quarterly or, if no longer available, a similar publication satisfactory to the then beneficiary thereof. The Letter of Credit shall name Landlord or, at Landlord's direction, Lender as beneficiary.

        "Loan" shall mean the Initial Loan and any other loan made by one or more Lenders to Landlord, which Initial Loan or other loan, as the case may be, is secured by a Mortgage and an Assignment by Landlord and evidenced by a Note.

        "Major Alterations" shall mean Major Alterations as defined in Paragraph 36(a).

        "Monetary Event of Default" shall mean a failure by Tenant to pay Rent or any other Monetary Obligation within the cure period, if any, as provided in this Lease.

        "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease.

        "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

        "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a) (to the extent payable to Landlord, Tenant or Lender), as the case may be, less any expenses incurred by Landlord, Tenant and Lender in collecting such award or proceeds.

        "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

        "Notice Receipt Date" shall mean Notice Receipt Date as defined in Paragraph 18(b).

        "Occupancy Date" shall mean the date on which each of the following events has occurred: (i) the Tenant Improvements have been completed substantially in accordance with the Plans, as certified to Landlord by the Architect (as defined in the Construction Management Agreement), and (ii) all permanent permits and licenses required for the occupancy of the Leased Premises have been obtained.

        "Partial Casualty" shall mean any Casualty which does not constitute an Early Termination Event.

        "Partial Condemnation" shall mean any Condemnation which does not constitute an Early Termination Event.

        "Partial Release Conditions" shall mean Partial Release Conditions as defined in Paragraph 29(b).

        "Permitted Encroachments" shall mean the encroachments listed on that certain ALTA/ACSM Land Title Survey of the Land dated December 2, 1992 and revised November 21, 1993 which was prepared by Bock & Clark's National Surveyors Network.

        "Permitted Encumbrances" shall mean the existing state of title to the Leased Premises including those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment by Landlord, listed on Exhibit "C" hereto. It is agreed that such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable.

        "Person" shall mean an individual, partnership, association, corporation or other entity.

        "Plans" shall mean the plans and specifications prepared and to be prepared by McGraw Baldwin Architects or another architect selected by Tenant for the installation and construction of the Tenant Improvements. A list of the existing Plans is attached to the Construction Management Agreement. Any amendments, modifications or additions to the Plans shall be approved as provided in the Construction Management Agreement.

        "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage as the result of the occurrence of an Early Termination Event or an Event of Default or the purchase of the Leased Premises by Tenant upon the occurrence of an Environmental Violation pursuant to Paragraph 10(h), and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" clause requiring a prepayment premium in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to a prepayment.

        "Present Value" of any amount shall mean [INTENTIONALLY OMITTED].

        "Primary Term Expiration Date" shall mean Primary Term Expiration Date as defined in Paragraph 5(a).

        "Prime Rate" shall mean the annual interest rate as published, from time to time, in the Wall Street Journal as the "Prime Rate" in its column entitled "Money Rates". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event the Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at is most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

        "Project Costs" shall mean [INTENTIONALLY OMITTED].

        "Reciprocal Easement Agreement" means that certain Reciprocal Easement Agreement executed between Landlord, as owner of the Land, and Tenant, as owner of a parcel of land contiguous to the Land. The Reciprocal Easement Agreement is an Easement Agreement.

        "Remaining Obligations" shall mean Remaining Obligations as defined in Paragraph 18(c).

        "Remaining Sum" shall mean Remaining Sum as defined in Paragraph 19(c).

        "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

        "Rent" shall mean, collectively, Basic Rent and Additional Rent.

        "Rent Determination Date" shall mean the date when the Fair Market Rent is determined in accordance with Section 3 of Exhibit "D".

        "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

        "Retention Date" shall mean the later of the date on which the amount of the Remaining Sum is finally determined or the date on which Landlord's right to the Remaining Sum is finally determined.

        "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

        "State" shall mean the State of California.

        "Structures" shall mean the Structures as defined in Paragraph 1.

        "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

        "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (b) any inverse or other de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the Law applicable to the Leased Premises.

        "Tenant Improvements" shall mean all interior improvements and equipment to be purchased, paid for, constructed and/or installed in the Structures, all in accordance with the Plans and the terms of the Construction Management Agreement. The Tenant Improvements, including the Building Systems Equipment, shall not include Tenant's Equipment.

        "Tenant's Equipment" shall mean all furniture, fixtures and equipment which are owned and paid for by Tenant at any time before or during the Term and transferred to and installed in the Structures and any replacements thereof, except that Alterations to Building Systems Equipment shall be Building Systems Equipment even if paid for by Tenant. Tenant's Equipment shall not include the Tenant Improvements.

        "Term" shall mean the Primary Term and the Initial Term, plus any exercised Renewal Terms.

        "Third Party Purchaser" shall mean Third Party Purchaser as defined in Paragraph 21(j).

        "Total Capitalization" shall mean Total Capitalization as defined in Exhibit "E".

        3.    Title and Condition.

          (a)   The Leased Premises are demised and let subject to (i) the Mortgage and Assignment by Landlord presently in effect, (ii) the rights of any Persons in possession of the Leased Premises, (iii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

          (b)   Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT. ALL RISKS INCIDENT TO THE FOREGOING ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT AS OF THE OCCUPANCY DATE THE LEASED PREMISES WILL HAVE BEEN INSPECTED BY TENANT AND SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          (c)   Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the

  Leased Premises as provided herein, (ii) the Structures conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) except as shown on the schedule of even date delivered to Landlord, all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Structures (except for the Tenant Improvements) have been fully completed in all material respects in a workmanlike manner of first class quality, (vi) all Equipment (except for the Tenant Improvements) necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects, and (vii) upon completion of the Tenant Improvements the Tenant Improvements will be fully completed, installed and operative in all respects and of a first class quality.

          (d)   Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

          (e)   Pursuant to the Construction Management Agreement, Tenant will cause the Tenant Improvements to be constructed and installed with funds more particularly described in the Construction Management Agreement. The Tenant Improvements will be owned by Landlord and are included within the Leased Premises. Tenant acknowledges that the Tenant Improvements have not yet been completed and that, pursuant to the Construction Management Agreement, Tenant has the responsibility for causing the Tenant Improvements to be completed in accordance with the terms of the Construction Management Agreement. Landlord will not make any representations or warranties with respect to the Tenant Improvements. Tenant further acknowledges that, upon occurrence of an Event of Default, Landlord may terminate the Construction Management Agreement, in addition to all other remedies of Landlord under this Lease, Landlord shall have the right but not the obligation to complete construction of the Tenant Improvements in accordance with the Plans. If Landlord so completes construction of the Tenant Improvements, Tenant will not be excused from paying all Rent due pursuant to the terms of this Lease, and, whether or not Landlord completes the Tenant Improvements, Landlord shall have the right to exercise any or all of its remedies hereunder following an Event of Default. All acknowledgments of Tenant regarding the Leased Premises contained in Paragraph 3(b) shall be deemed to have been made again as of the Occupancy Date.

        4.    Use of Leased Premises; Quiet Enjoyment.

          (a)   Tenant may occupy and use the Leased Premises for office use and for research, development, testing, manufacturing, sale and use of pharmaceutical, medical, chemical and related products and devices and uses ancillary thereto, including without limitation the performance of clinical experiment programs and the operation of a delicatessen or restaurant, as long as such uses are permitted under and conducted in accordance with applicable Law, and for no other purpose without having first received the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Structures or (iv) constitute a public or private nuisance or waste.

          (b)   Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord and Lender may enter upon and examine any of the Leased Premises at such reasonable times as Landlord or Lender may select for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof. Tenant may reasonably limit the extent of any such inspection so as to minimize disclosure by Tenant of confidential or proprietary products being developed or manufactured by Tenant.

        5.    Term.

          (a)   Subject to all of the provisions of this Lease, Tenant shall have and hold the Leased Premises for a primary term ("Primary Term") commencing on the date hereof and ending on the last day of the calendar month in which the Funding Deadline occurs (the "Primary Term Expiration Date") and for an initial term (the "Initial Term") commencing on the first day of the first month following the Primary Term Expiration Date (the "Initial Term Commencement Date") and ending on the last day (the "Initial Term Expiration Date") of the one hundred eightieth (180th) calendar month next following the date on which the Initial Term commences. If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term on a month-to-month basis until all said sums shall have been fully paid.

          (b)   Provided that if, on or prior to the Initial Term Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Initial Term Expiration Date and on the tenth (10th), twentieth (20th) and thirtieth (30th) anniversaries of the Initial Term Expiration Date (the Initial Term Expiration Date and each such anniversary being a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such ten (10) year period, a "Renewal Term"), unless Tenant shall notify Landlord in writing at least one (1) year prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. If Tenant so notifies Landlord of Tenant's election to terminate this Lease, Tenant shall deliver to Landlord such additional documents in recordable form as are necessary to delete from the public records any reference to the leasehold estate and other rights of Tenant hereunder. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

          (c)   If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select. Tenant may reasonably limit the extent of any such inspection so as to minimize disclosure by Tenant of confidential or proprietary products being developed or manufactured by Tenant.

        6.    Basic Rent.    Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"). [PORTION OF PARAGRAPH INTENTIONALLY OMITTED] Basic Rent shall be payable monthly in advance (each such monthly day being a "Basic Rent Payment Date"). Each such rental payment shall be made, at

Landlord's sole discretion, (a) to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) in Federal Funds.

        7.    Additional Rent.

          (a)   Subject to any specific provisions of this Lease to the contrary, Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

            (i)    [INTENTIONALLY OMITTED]

              (J)   any other items specifically required to be paid by Tenant under this Lease, which costs and expenses shall include, without limitation, all Costs, judgments, settlement amounts, Impositions, insurance premiums, appraisal fees, the cost of performing and reporting Site Assessments to the extent provided in Paragraph 10(c), the cost of curing any Environmental Violation, and the cost of complying with all Legal Requirements, fines, penalties and interest.

            (ii)   after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to three percent (3%) of the amount of such unpaid installment or portion thereof ("Late Charge"), provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any consecutive twelve (12) month period the Late Charge shall not be due and payable unless the Basic Rent has not been paid within three (3) Business Days following the due date thereof;

            (iii)  a sum equal to any additional sums (including any late charge, default penalties, interest and fees of Lender's counsel) which are actually paid by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default or as a result of Tenant's failure to comply with Paragraph 28 hereof; and

            (iv)  interest at the rate (the "Default Rate") equal to the lower of (A) the maximum rate permitted by Law, or (B) three percent (3%) over the Prime Rate per annum on the following sums until paid in full: (1) all overdue installments of Basic Rent from the respective due dates thereof, provided that the Default Rate shall not be due on any installment not paid as a result of Initial Lender's failure to draw on the Letter of Credit pursuant to Paragraph 37(b) hereof, (2) all overdue amounts of Additional Rent relating to obligations which Landlord or Lender shall have paid on behalf of Tenant, beginning five (5) Business Days after notice of payment thereof by Landlord or Lender, and (3) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

          (b)   Subject to any specific provisions of this Lease to the contrary, Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord, Lender or any third party, but not to Tenant, shall be paid within ten (10) days after Landlord's or Lender's written demand for payment thereof, and (ii) any other Additional Rent, within fifteen (15) days following Landlord's demand for payment thereof. At the time Landlord makes demand for payment, Landlord shall furnish to Tenant reasonably detailed invoices or statements for all items of Additional Rent paid by Landlord or Lender.

          (c)   Notwithstanding anything in this Paragraph 7 to the contrary, Tenant shall not be responsible for paying any costs of Landlord and/or any Lender incurred with respect to any sale, transfer, or financing of the Leased Premises by Landlord unless Tenant purchases the Leased

  Premises from Landlord pursuant to any provision of this Lease which requires Tenant to pay such costs.

        8.    Net Lease; Non-Terminability.

          (a)   This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

          (b)   Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment by Landlord or any other agreement, (vii) any latent or other defect in any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(b) or any other provision of this Lease by Landlord, (x) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (xi) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment by Landlord, (xii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xiii) any interference with Tenant's use of the Leased Premises, (xiv) market or economic changes, (xv) failure to complete the Tenant Improvements, (xvi) failure of Landlord to pay Landlord's Share of Project Costs, or (xvi) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

          (c)   Except as may be specifically provided herein to the contrary, the obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected by any breach of any provision hereof by Landlord unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Bankruptcy Code).

          (d)   Except as otherwise expressly provided in this Lease, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

        9.    Payment of Impositions.

          (a)   Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to the any of Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) any of the Leased Premises, (iii) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (iv) any Lender by reason of any Note, Mortgage, Assignment by Landlord or other document evidencing or securing a Loan and which (as to this clause (iv)) Landlord has agreed to pay

  (collectively, the "Impositions"); provided, however, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless and only to the extent that such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person, (D) installments of principal and/or interest payable by Landlord on any Loan, (E) property management fees payable by Landlord or (F) increases in real estate taxes which result from a transfer of the Leased Premises during the first three (3) years of the Initial Term or from a transfer of the Leased Premises at any time to any affiliate of Landlord or of Corporate Property Associates 11 Incorporated or Corporate Property Associates 12 Incorporated. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

          (b)   At any time following the occurrence of a Monetary Event of Default or at any time following a draw on the Letter of Credit, Landlord shall have the right to require Tenant to pay to Landlord an additional monthly sum (each an "Escrow Payment") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due on an annual basis and in the amounts actually payable. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any property and general liability insurance required by this Lease. Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment. If the Escrow Payments are held by Lender, the Escrow Payments may be commingled with other funds of Lender. If the Escrow Payments are held by Landlord, the Escrow Payments shall not be commingled with other funds of Landlord, shall be invested and interest thereon shall accrue to the benefit of Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

        10.    Compliance with Laws and Easement Agreements; Environmental Matters.

          (a)   Tenant shall, at its expense, comply with and conform to, and cause any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

          (b)   Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

          (c)   Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The Cost of any Site Assessment conducted at the request of Landlord, including any out-of-pocket costs incurred by Tenant, shall be paid by Landlord unless the Site Reviewers confirm the existence of a previously undisclosed Environmental Violation, in which case the Cost shall be paid by Tenant. Landlord shall not have the right to conduct a Site Assessment more than one time every three years during the Term except that such limitation shall not apply to any Site Assessment conducted in connection with a financing, refinancing or sale of the Leased Premises or if Landlord has reasonable cause to believe that an Environmental Violation exists in violation of Law or if Landlord is required to conduct a Site Assessment by any governmental agency or in order to monitor an existing Environmental Violation. Provided that no Monetary Event of Default shall have occurred and be continuing, Tenant shall have the right to consent to the selection of the Site Reviewers, which consent shall not be unreasonably withheld or delayed. If a Monetary Event of Default exists, Tenant shall not have any right to consent to the selection of the Site Reviewers so long as the Site Reviewers shall be a nationally recognized firm of licensed engineers with an office in San Diego County, experienced in handling environmental matters in such county and who specialize in (i) conducting environmental site assessments to determine whether specific properties are in compliance with Environmental Laws and (ii) formulating, implementing and managing the remediation of the discharge or release of Hazardous Substances.

          (d)   If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of the same is likely to exceed $500,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, reasonable financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall not exceed the financial assurances that would be required by an applicable governmental agency.

          (e)   Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

          (f)    Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or receipt of formal notice of any alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

          (g)   All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall require the other Person thereto to comply with all Environmental Laws with respect to its use and occupancy of the Leased Premises.

          (h)   [INTENTIONALLY OMITTED]

          (i)    Tenant agrees that, no later than January 31, 1994, Tenant (1) shall seal all cracks on the floor of the storage room (Room #2) of the underground parking garage of the Structure known as 9360 Towne Centre Drive with silicon caulking or similar material to prevent further seepage of radon gas and (2) shall provide to Landlord and Initial Lender satisfactory documentation of such remediation.

        11.    Liens; Recording.

          (a)   Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment by Landlord, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

          (b)   Landlord and Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and Tenant shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

        12.    Maintenance and Repair.

          (a)   Except for ordinary wear and tear, Tenant shall at all times maintain the Leased Premises and the Adjoining Property in as good repair and appearance as they are in on the Occupancy Date and fit to be used for their intended use in accordance with the practices generally recognized as then acceptable by other companies engaged in similar industries in San Diego, California, and, in the case of the Building Systems Equipment, in as good mechanical condition as it was on the later of the Occupancy Date or the date of its installation, except for ordinary wear and tear. Tenant shall take such actions as may be reasonably necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

          (b)   Except for Permitted Encroachments, if any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

        13.    Alterations and Improvements.

          (a)   In addition to Alterations required by Paragraphs 12 and 17 Tenant shall have the right, without having to obtain the prior written consent of Landlord and Lender, to (i) make any Alterations to the Structures for a cost of not more than [INTENTIONALLY OMITTED] in any one instance, or (ii) install Building Systems Equipment in the Structures or accessions to the Building Systems Equipment the cost of which as to such Building Systems Equipment or series of related Building Systems Equipment, does not exceed [INTENTIONALLY OMITTED]. The consent of Landlord and Lender shall be required (A) if a Monetary Event of Default exists, or (B) if the Alterations (or a series of related Alterations) exceeds [INTENTIONALLY OMITTED], or (C) if Tenant desires to remove and not upgrade or replace during the Term any Tenant Improvements which had an initial cost in the aggregate in excess of [INTENTIONALLY OMITTED], or (D) if Tenant desires to construct upon the Land any additional Improvements, provided that, with respect to (C) and (D) above, such consent shall not be unreasonably withheld or delayed. In any event, the consent of Landlord and Lender will not be withheld on the basis of the type of Alterations (i.e., laboratory or office space) to be constructed.

          (b)   If Tenant makes any Alterations pursuant to this Paragraph 13 or Paragraph 36 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's consent is required, then (i) all such Work shall be performed by Tenant in a good and workmanlike manner; (ii) all such Work shall be expeditiously completed in compliance with all Legal Requirements; (iii) all such Work shall comply with the Insurance Requirements; (iv) if any such Work involves the replacement of Building Systems Equipment because of additions or changes to the Structures (as opposed to repairs or replacements of Building Systems Equipment as part of an on-going maintenance program), all replacements of Building Systems Equipment shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Building Systems Equipment being replaced, or (B) the value and useful life on the Occupancy Date of the Building Systems Equipment being replaced, or (C) the value and useful life of the Building Systems Equipment being replaced immediately prior to the occurrence of the event which required its replacement; (v) if any such Work involves the replacement of Building Systems Equipment or parts thereto in connection with an on-going maintenance program, reconditioned equipment and parts may be used and upon completion the Building Systems Equipment need not have a value and useful life greater than the value and useful life of the Building Systems Equipment or parts being replaced immediately prior to the occurrence of the event which requires its replacement; (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work; (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work; (viii) all such Work shall be subject to this Lease; and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19(a), whether or not such Work involves restoration of the Leased Premises.

          (c)   If, after the Occupancy Date, Tenant makes any Alterations to existing Tenant's Equipment or installs any additional Tenant's Equipment in the Structures, Tenant shall retain title to such Alterations and additional Tenant's Equipment ("Tenant Alterations") (except for replacements of, or repairs to, or substitutions for, the Structures and Building Systems Equipment) and shall have the right to remove the same upon the expiration or earlier termination of this Lease, provided that (1) such removal will not cause material damage to the Leased Premises, and (2) Tenant promptly repairs any damage caused by such removal. Title to any Alterations which are not Tenant Alterations shall vest in Landlord, and Tenant shall not be entitled to remove the same upon the expiration or earlier termination of this Lease.

        14.    Permitted Contests.

          (a)   Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to any Paragraph of this Lease except Paragraph 21 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such contest no Monetary Event of Default or Covenant Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation.

          (b)   Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. If such security is in the form of a cash deposit, interest thereon shall accrue for the benefit of Tenant, and Landlord shall not commingle any such cash security provided by Tenant with other funds of Landlord. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

          (c)   Notwithstanding the foregoing, no provision of this Lease shall allow the Tenant to continue any contest or other activity which shall subject Landlord to any risk of criminal liability.

        15.    Indemnification.

          (a)   Tenant shall pay, protect, indemnify, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs, causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused (unless and to the extent caused by such Indemnitee's gross negligence or willful misconduct), without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from the Leased Premises or Adjoining Property, whether or not Landlord has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance, (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity or (v) any claim against an Indemnitee under that certain Indemnity Agreement of even date executed by Landlord and other Persons in favor of Initial Lender.

          (b)   In case any action or proceeding is brought against any Indemnitee by reason of any such claim, such Indemnitee shall promptly notify Tenant in writing of any such action or proceeding. If an Indemnitee fails to give Tenant prompt notice of any such claim and Tenant is prejudiced as a result of Indemnitee's delay, Tenant shall not be obligated to indemnify Indemnitee to the extent Tenant is thereby prejudiced. Upon receipt of notice from any Indemnitee, Tenant shall, subject to the preceding sentence, resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. Any Indemnitee may retain separate counsel to represent Indemnitee, but only at such Indemnitee's sole cost and expense.

          (c)   The obligations of Tenant under this Paragraph 15 shall survive any termination or expiration of this Lease.

        16.    Insurance.

          (a)   Tenant shall maintain the following insurance on or in connection with the Leased Premises:

            (i)    Insurance against physical loss or damage to the Improvements as provided under a standard "All Risk" property policy including but not limited to flood (if the Leased Premises are in a flood zone) and earthquake coverage. The amount of coverage shall not be less than the actual replacement cost of the Improvements, except for the Flood and Earthquake insurance which shall be provided with limits of $5,000,000 and $10,000,000 respectively. Such policies shall contain deductibles of not more than $100,000, except for Flood and Earthquake Insurance which shall have the customary deductibles reasonably available for such properties.

            (ii)   Commercial General Liability Insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $10,000,000 per occurrence/annual aggregate, including but not limited to Garagekeepers Liability, Host Liquor Liability, and all other coverage extensions that are usual and customary for properties of this size and type.

            (iii)  Worker's Compensation Insurance covering all of the Tenant's employees for claims for death, disease or bodily injury that may be asserted against Tenant. In lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

            (iv)  Comprehensive Boiler and Machinery Insurance including but not limited to Service Interruption, Expediting Expenses, Ammonia Contamination in an amount not less than $5,000,000 for damage to property resulting from such covered perils as found in a standard Comprehensive Boiler and Machinery Policy. Such policies may contain a deductible not in excess of $100,000.

            (v)   Business Income/Interruption Insurance to include Loss of Rents on an Actual Loss Sustained basis with a period of indemnity not less than one year from the time of loss. Such insurance shall name Landlord and Lender as "loss payee" solely with respect to Rent payable to or for the benefit of Landlord under this Lease.

            (vi)  During construction of the Tenant Improvements and during any period in which substantial Alterations at the Leased Premises are being undertaken, (A) Builder's Risk Insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements and (B) General Liability, Worker's Compensation and Automobile Liability Insurance with respect to the Improvements being constructed, altered or repaired.

            (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties located in the greater San Diego area and similar in type of building size and use to the Leased Premises.

          (b)   The insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating of A:X or above and are approved to write insurance policies by the State Insurance Department of California. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 16(a)(iii) hereof) name Landlord, Tenant and Lender as insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void for any reason whatsoever, Tenant shall immediately obtain new or additional insurance to comply with the requirements of this Lease.

          (c)   All proceeds of any insurance required under clauses (i), (ii) (except proceeds payable to a Person other than Tenant, Landlord or Lender), (iv) and (v) of Paragraph 16(a) shall be payable to Landlord and Tenant as their respective interests may appear or, if required by the Mortgage, to Lender and with respect to proceeds of insurance described in Paragraph (a)(v) paid to Landlord. Tenant shall receive a credit against installments of Equity Rent to the extent such proceeds are received by Landlord and Debt Rent received by Lender on behalf of Landlord. Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be canceled except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of the Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment by Landlord or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

          (d)   Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord and Lender evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and Tenant shall deliver evidence of insurance acceptable to Landlord and Lender or, if requested by Landlord or Lender, certified copies of all policies required within thirty (30) days prior to the expiration date of such policy.

          (e)   Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant. The amount of the total insurance allocated to the Leased Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 16, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder.

          (f)    Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

          (g)   Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance. However, Tenant is permitted to carry insurance limits in excess of the amounts required by Paragraph 16 for Tenant's own protection and Tenant is not required to include Landlord and Lender as named insureds as respects these excess insurances.

          (h)   All policies except for Worker's Compensation Insurance shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord. With regard to Worker's Compensation Insurance, a waiver of subrogation will be provided to the extent reasonably commercially available.

        17.    Casualty and Condemnation.

          (a)   Subject to Paragraph 17(b) and the immediately following sentence, Landlord and/or Lender shall be entitled to adjust, collect and compromise insurance claims which relate to any Casualty involving property damage to the Leased Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to adjust, collect and compromise all insurance claims which relate to: (i) the Business Income/Interruption Insurance provided for in

  Paragraph 16(a)(v), subject, however, to Landlord's rights to Rent; (ii) Tenant's Equipment; and (iii) any other insurance claim not involving property damage to the Leased Premises.

          (b)   If any Casualty in excess of Fifty Thousand Dollars ($50,000) occurs, Tenant shall give Landlord and Lender immediate notice thereof. Except as specifically provided for in the following sentence, Landlord and Lender are hereby authorized to adjust, collect and compromise, in their discretion and upon notice to Tenant (except that no notice to Tenant shall be required if a Monetary Event of Default has occurred and is continuing), all claims relating to any Casualty and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Monetary Event of Default has occurred and is continuing, Tenant shall be entitled to adjust, collect and compromise any Net Award that is less than Fifty Thousand Dollars ($50,000) without any notice to or consent of Landlord or Lender and shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty that is reasonably estimated by Landlord and Lender to be more than Fifty Thousand Dollars ($50,000). Tenant agrees to sign, upon the request of Landlord or Lender, all such proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims equal to or in excess of Fifty Thousand Dollars ($50,000), and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim equal to or in excess of Fifty Thousand Dollars ($50,000) shall be subject to the prior written approval of Landlord and Lender, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies in excess of Fifty Thousand Dollars ($50,000), directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly. Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft for payments to be made to Landlord and/or Lender. Any payment of a Net Award of Fifty Thousand Dollars ($50,000) or less shall be paid directly to Tenant by the insurance company.

          (c)   Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. If Landlord receives a Condemnation Notice, Landlord shall give Tenant and Lender prompt notice thereof. Except as specifically provided in the following sentence, Landlord and Lender are authorized to collect, settle and compromise, in their discretion (and, if no Monetary Event of Default exists, upon notice to Tenant), the amount of any Net Award. Provided that no Monetary Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17(c), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise. Nothing in this Lease shall, however, impair Tenant's right to any award or payment on account of Tenant's Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder.

          (d)   If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 17(e) and 19(c). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event. Any Net Award of such Partial Casualty or Partial Condemnation payable to Landlord or Lender shall be made available to Tenant for restoration as promptly as practicable in accordance with and subject to the provisions of Paragraph 19(a). If any Casualty or Condemnation which constitutes an Early Termination Event shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

          (e)   In the event of a Requisition of any of the Leased Premises the Net Award payable by reason of such Requisition shall, at the election of Landlord, either be (i) retained by Landlord and credited against installments of Basic Rent for the period of such Requisition as the same shall become due and payable or (ii) paid to Tenant on a monthly basis in an amount equal to the installment of Basic Rent then due and payable until such Net Award has been applied in full or until the Term has expired, whichever first occurs. Any portion of such Net Award which is allocable to any period after the expiration of the Term shall be retained by Landlord.

        18.    Early Termination Events.

          (a)   If (i) the Leased Premises shall be taken in its entirety by a Taking or (ii) all or a substantial portion of the Leased Premises shall be damaged or destroyed by a Casualty or any substantial portion of the Leased Premises shall be taken by a Taking and, in the case of (i) above, Tenant certifies and covenants to Landlord that it will abandon its operations at the Leased Premises for three (3) years following the date of the Taking or Casualty (except that no such certification and covenant shall be required if Tenant notifies Landlord that it is electing to make an offer to terminate this Lease for an Early Termination Amount equal to [INTENTIONALLY OMITTED]), as the case may be (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as an "Early Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice of the Tenant's offer to terminate this Lease (an "Early Termination Notice") in the form described in Paragraph 18(b). Notwithstanding anything in this Lease to the contrary, the provisions of this Paragraph 18(a) shall not be applicable if the Net Award received by Landlord is equal to or greater than [INTENTIONALLY OMITTED], it being agreed that Tenant shall have the right to provide funds in such amount as may be necessary to make the actual amount of the Net Award received by Landlord as a result of the Casualty or Taking equal to [INTENTIONALLY OMITTED].

          (b)   An Early Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date (the "Early Termination Date") which occurs at least sixty (60) days after the date of receipt ("Notice Receipt Date") by Landlord of the Early Termination Notice, (ii) a binding and irrevocable offer of Tenant to pay the Early Termination Amount and (iii) if the Early Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described in the foregoing Paragraph 18(a) and a certified resolution of the Board of Directors of Tenant authorizing the same (unless Tenant elects to pay an Early Termination Amount equal to [INTENTIONALLY OMITTED].

          (c)   If Landlord shall reject such offer to terminate this Lease by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender, not later than forty-five (45) days following the Notice Receipt Date, then this Lease shall terminate as of the Early Termination Date; provided, however, that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Early

  Termination Date (collectively, "Remaining Obligations") on the Early Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Early Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Early Termination Event due to any action by Tenant, then the date on which this Lease is to terminate automatically shall be extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award; provided, however, that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

          (d)   Unless Tenant shall have received a Rejection not later than the forty-fifth (45th) day following the Notice Receipt Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Early Termination Date, Tenant shall pay to Landlord the Early Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord and Lender shall (i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant their entire interest in and to the Net Award, all in accordance with Paragraph20.

        19.    Restoration: Reduction of Rent.

          (a)   The Net Award shall be made available by Landlord for the restoration of the Leased Premises, and, if the Net Award is less than [INTENTIONALLY OMITTED] and at the date of payment no Monetary Event of Default exists, the Net Award shall be paid directly to Tenant in which event Tenant shall comply with the provisions of Paragraph 13(b) and Paragraph 19(a)(iii) in connection with such restoration. If the Net Award is [INTENTIONALLY OMITTED] or more, Landlord (or Lender if required by any Mortgage) shall hold such Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

            (i)    prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration shall have been reasonably approved by Landlord and Lender if the cost of restoration exceeds [INTENTIONALLY OMITTED] as soon as reasonably practical;

            (ii)   at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

            (iii)  disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of mechanics liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims and

    (E) an endorsement to Landlord's and Lender's title insurance policies insuring against any liens arising from the restoration;

            (iv)  each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

            (v)   the Restoration Fund shall be held in a separate account and invested in any of the following investments and for such maturities as Landlord and Tenant shall agree: obligations of the United States, its agencies, or United States Government sponsored enterprises or obligations, the principal of and interest on which are guaranteed by the United States or its agencies or obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia, which investment shall be graded in the highest three (3) major grades as determined by at least one (1) national rating service, or banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by a bank, trust company, savings and loan association, savings bank, credit union or other financial institution whose deposits are, as appropriate, insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration or any successor entity, which investment shall be rated at the time of purchase within the two (2) highest classifications established by at least one (1) national rating service, and which matures within one hundred eighty (180) days; and

            (vi)  such other reasonable conditions as Landlord or Lender may impose.

          (b)   Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the Tenant shall provide to Landlord and Lender assurances reasonably satisfactory to Landlord and Lender of the availability of funds necessary to complete such restoration work. Any sums deposited by Tenant in the Restoration Fund which remain in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

          (c)   If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum (the "Remaining Sum") shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender. If the Remaining Sum is (i) retained by Landlord, that portion of each installment of Basic Rent payable on or after the Retention Date shall be reduced by the amount, if any, of the Remaining Sum not required to be paid to Lender, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount as payments are reduced under any Note if the Loan corresponding to such Note is reamortized to reflect such payment, in each case until such Remaining Sum has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration of the Term, any portion of the Remaining Sum which has not been so applied shall be retained by Landlord.

        20.    Procedures Upon Purchase by Tenant.    [INTENTIONALLY OMITTED].

        21.    Assignment and Subletting: Prohibition against Leasehold Financing.

          (a)   Tenant shall have the right, upon thirty (30) days prior written notice to Landlord, with no consent of Landlord whatsoever being required or necessary ("Preapproved Assignment") to assign this Lease in any of the circumstances set forth in subparagraphs (i) and (ii) below;

            (i)    to any Person ("Preapproved Assignee") (whether by operation of law or in connection with the transfer or sale of all or substantially all of Tenant's business or the merger or consolidation of Tenant or similar transaction) which, immediately following such assignment has a publicly traded unsecured senior debt rating of "Baa2" or better from Moody's Investors Services, Inc. or a rating of "BBB" or better from Standard & Poor's Corporation, and in the event all of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender; or

            (ii)   to an Affiliate of Tenant.

          (b)   Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, to sublet (i) up to but not in excess of twenty-five percent (25%) of the leasable space in the Structures to any Person, or (ii) in excess of twenty-five percent (25%) of the leasable space within the Structures to any Person who has, immediately following such sublease, the debt rating described in Paragraph (a)(i) above, or (iii) to an Affiliate of Tenant, in any such case with no consent of Landlord whatsoever being required or necessary with respect thereto ("Preapproved Sublet").

          (c)   Except as provided in Paragraphs 21(a) and (b) above, Tenant shall not have the right to assign this Lease or its interest herein or to sublease more than twenty-five percent (25%) of the leasable space in the Structures to any Person, without having first obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, subject, however, to subparagraphs (i) and (ii) below.

            (i)    If the proposed assignment will be to a Person which is not an Affiliate of Tenant's or to a Preapproved Assignee, Landlord shall have the right to consider the following criteria as they relate to the proposed assignee:

              (A)  its credit history;

              (B)  its capital structure, net worth and unsecured senior debt rating;

              (C)  its management and real estate management record;

              (D)  its operating history;

              (E)  its intended use of the Leased Premises; and

              (F)  other factors associated with the proposed assignee's business as it relates to the use of the Leased Premises, including potential environmental concerns and liabilities.

            (ii)   In exercising its right of approval under this Paragraph 21(c) with respect to a sublease which is not a Preapproved Sublet, Landlord shall limit its consideration to whether or not the proposed sublessee, by virtue of its business, is significantly more likely to expose the Leased Premises to a higher risk of Environmental Violation than Tenant in Tenant's use of the Leased Premises prior to the date of such subletting.

          (d)   Any Preapproved Assignee or other assignee under any assignment to which Landlord has consented shall expressly assume all the obligations of Tenant hereunder pursuant to a written instrument delivered to Tenant at the time of such assignment. In addition, within ten (10) days after execution of any assignment, Tenant shall deliver to Landlord and Lender a conformed copy thereof.

          (e)   No sublease or assignment entered into in accordance with the provisions of this Paragraph 21 shall affect or reduce any obligations of Tenant or rights of Landlord hereunder, and all obligations of Tenant hereunder shall continue in full effect as the obligations of a principal and not a guarantor or surety, as though no subletting or assignment had been made.

          (f)    With respect to any Preapproved Assignment or Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above, it being agreed that Tenant shall not be obligated to disclose to Landlord any confidential or proprietary information.

          (g)   As of the date hereof, portions of the Structures are subject to certain leases ("Existing Leases") described in Exhibit "F". Tenant covenants and agrees that it has provided to Landlord true and correct copies of the Existing Leases, that it will not extend the term of any Existing Lease (except pursuant to any option contained therein that is exercised by the tenant thereunder) but will enter into a new lease with any Tenant that desires to extend its Existing Lease, and that any such new lease will expressly provide that it is subject and subordinate to the terms of this Lease and the Mortgage. It is understood that the Leased Premises include the space leased under the Existing Leases.

          (h)   As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all Existing Leases and any subleases hereinafter entered into for any or all of the Leased Premises (the Existing Leases and future subleases, collectively, the "Subleases"), any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any Sublease of any of the Leased Premises; provided, however, that following the occurrence of any Event of Default Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. If Landlord collects such rents and sums of money, Tenant shall receive a credit against installments of Basic Rent or against damages (as the case may be) equal to any basic rent collected by Landlord under the Subleases, less reasonable Costs incurred by Landlord in connection with collecting from defaulting tenants or subtenants which are not paid or reimbursed by such tenants. Tenant shall not consent to, cause or allow any extension of the terms of any of the Subleases (except to the extent that such Subleases already contain options to extend) or any reduction in the rentals payable thereunder, without the prior written approval of Landlord, which consent shall not be unreasonably withheld. In addition, Tenant shall not accept any rents more than thirty (30) days in advance of the accrual thereof (other than security deposits and first month's rent), permit anything to be done, the doing of which, or omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the Subleases.

          (i)    Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any Sublease, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void.

          (j)    Subject to Tenant's rights under Paragraph 9(a) and Paragraph 35, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser assumes in writing the obligations of Landlord hereunder and Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

        22.    Events of Default.

          (a)   The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(c)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

            (i)    Subject to the provisions of Paragraph 29(a), a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

            (ii)   Subject to the provisions of Paragraph 14, a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof in any material respect not otherwise specifically mentioned in this Paragraph 22(a); provided, however, that any failure to provide the insurance required by Paragraph 16 (except earthquake and flood insurance if such coverages are not available in the Southern California area) or any uncured Environmental Violation with respect to the Leased Premises shall be deemed to be material;

            (iii)  any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

            (iv)  a default beyond any applicable cure period by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

            (v)   a default by Tenant beyond any applicable cure period in the payment of rent or any other monetary obligation under any other leases in the United States with rental obligations over the terms thereof of $5,000,000 or more in the aggregate;

            (vi)  a final, non-appealable judgment or judgments for the payment of money in excess of $15,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days;

            (vii) a Covenant Event of Default shall exist;

            (viii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

            (ix)  a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

            (x)   either of the primary Structures shall have been vacated for one hundred twenty (120) days or abandoned or Tenant shall fail to occupy the Leased Premises for normal business operations within sixty (60) days after the Occupancy Date;

            (xi)  Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution except in connection with a Preapproved Assignment pursuant to the terms of Paragraph 21(a) of this Lease;

            (xii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

            (xiii) a failure by Tenant to perform or observe, or a violation or breach of, the Acknowledgment, Subordination, Non-Disturbance and Attornment Agreement of even date (the "Subordination Agreement") among Landlord, Initial Lender and Tenant or any other document between Tenant and Lender, if such failure, violation or breach gives rise to a default beyond any applicable cure period with respect to any Loan;

            (xiv) Tenant shall sell or transfer all or substantially all of its assets, except to a Preapproved Assignee to whom this Lease has been assigned pursuant to the terms of Paragraph 21(a)(i) or except in a cash transaction which results in the retention by Tenant of all of the proceeds of such sale (net of normal and customary closing costs);

            (xv) an Event of Default (as defined in the Construction Management Agreement) shall exist under the Construction Management Agreement beyond any applicable cure period;

            (xvi) Tenant shall fail to restore any amounts drawn under the Letter of Credit within one hundred twenty (120) days following the date of such draw or shall fail to deliver to Landlord any Letter of Credit required under Paragraph 29 within the applicable time period specified therein; or

            (xvii) The Initial Lender shall draw all of the Letter of Credit following the occurrence of any of the events set forth in Paragraph 37(a)(i), (ii), (iii), (iv) or (v).

          (b)   No notice or cure period shall be required in any one or more of the following events:

            (A)  the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi) or (xvii) of Paragraph 22(a); or

            (B)  the default consists of a failure to provide any insurance required by Paragraph 16 except for the failure to provide earthquake or flood insurance if the same is not available or an assignment or sublease entered into in violation of Paragraph 21; or

            (C)  the default is such that any delay in the exercise of a remedy by Landlord would reasonably be expected to cause irreparable harm to Landlord.

          (c)   If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5) Business Days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice during the Term. Subject to the limitation set forth in the following sentence, if the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days, provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of such default. Notwithstanding anything in this Paragraph 22 to the contrary, in the event of an Environmental Violation such cure period shall not be limited to said sixty (60) day period), provided that Tenant shall commence to cure the default within the said thirty-day period, shall actively, diligently and in good faith proceed with and continue the curing of the Environmental Violation until it shall be fully cured and, for so long as the Initial Loan is outstanding, shall have deposited an amount sufficient in Initial Lender's reasonable judgment to cure such Event of Default in an escrow account satisfactory to Initial Lender. Funds so deposited with Initial Lender shall be disbursed to cure such Event of Default as provided in the Subordination Agreement. Notwithstanding the foregoing, so long as the Initial Loan is in effect Landlord shall not be obligated to give Tenant notice and an opportunity to cure any default under Paragraph 22(a)(ii) more than two times.

        23.    Remedies and Damages Upon Default.

          (a)   If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(c) and this Paragraph 23. Upon the occurrence of an Event of Default, Landlord's remedies include the right to elect to terminate the Lease or keep the Lease in effect and collect the damages specified below.

          (b)   If Landlord elects to terminate the Lease, Landlord shall give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, as provided in Paragraph 23(f) below.

          (c)   In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code Section 1951.4 which provides substantially as follows: Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover the Rent as it becomes due, provided Tenant has the right to sublet or assign, subject to the limitations specified in Paragraph 21. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant breaches this Lease and abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          (d)   If Landlord elects, pursuant to Paragraph 23(b), to terminate this Lease upon a default by Tenant, Landlord may collect from Tenant damages computed in accordance with the following provisions in addition to Landlord's other remedies under this Lease:

            (i)    the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

            (ii)   the worth at the time of award of the amount by which any unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (iii)  the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

            (iv)  any other Cost necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, without limitation, brokerage commissions, the cost of repairing and reletting the Leased Premises and reasonable attorneys' fees; plus

            (v)   at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Damages shall be due and payable from the date of termination.

          For the purposes of clauses (i) and (ii) of this Paragraph, the "worth at the time of award" shall be computed by adding interest at the Default Rate (as specified in Paragraph 7(a)(iv)) to the past due Rent. For the purposes of clause (iii) of this Paragraph 23(d), the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

          (e)   If, in the Event of a Default by Tenant, Landlord elects to keep the Lease in effect, Landlord may, to the extent permitted by applicable Law, declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that no Basic Rent which has been prepaid under this Lease shall be due thereafter during the Term.

          (f)    Upon the occurrence of an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to enter the Leased Premises in accordance with applicable Law and remove all persons and personal property from the Leased Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense. No removal by Landlord of any persons or property in the Leased Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by a court of competent jurisdiction. Landlord's right of entry shall include the right to remodel the Leased Premises and re-let the Leased Premises. All Costs incurred in such entry and re-letting shall be paid by Tenant. Rents collected by Landlord from any other tenant which occupies the Leased Premises shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No entry by Landlord shall prevent Landlord from later terminating the Lease by written notice.

          (g)   Landlord shall be entitled to draw on the Letter of Credit and apply the proceeds therefrom to any amounts due under Paragraph 23(d) hereof if this Lease shall be terminated, or, if this Lease shall remain in full force and effect, in the following order: (i) to past due Basic Rent, (ii) to cure any other Monetary Event of Default and (iii) to installments of Basic Rent in inverse order of maturity, commencing with the last installment of the Term.

          (h)   Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

          (i)    Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

          (j)    No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

          (k)   WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT WAIVES ANY RIGHT TO A TRIAL BY JURY.

          (l)    Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

          (m)  No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

          (n)   Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

          (o)   Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

        24.    Notices.    All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) Business Days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

        25.    Estoppel Certificates.    Landlord or Tenant, as the case may be, shall, at any time upon not less than ten (10) days' prior written request by the other party, deliver to the other party a statement

("Tenant Estoppel Certificate") in writing, executed by the president or a vice president of Landlord or Tenant, as the case may be, certifying that:

          (a)   Except as otherwise specified, this Lease is unmodified and in full force and effect;

          (b)   The Basic Rent, Additional Rent and all other Monetary Obligations have been paid to the dates stated in such certificate;

          (c)   The certifying party has not filed a voluntary or involuntary bankruptcy petition;

          (d)   To the knowledge of the signer, based on reasonable inquiry and except as may otherwise be specified, no default by either Landlord or Tenant exists under this Lease;

          (e)   Landlord or Tenant, as the case may be, has performed all of its obligations under the Lease with respect to the construction of the Tenant Improvements;

          (f)    The current amount of the Letter of Credit is as stated in such certificate; and

          (g)   The correctness of the other matters specified in the form of Tenant Estoppel Certificate attached hereto as Exhibit "H".

        26.    Surrender.    Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the Occupancy Date, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property of Tenant or such third party not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

        27.    No Merger of Title.    There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in clauses (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

        28.    Books and Records.    Tenant shall furnish Landlord with the following:

          (i)    As soon as available and in any event within sixty (60) days after the end of each quarterly accounting period in each fiscal year of Tenant (with the exception of the last quarter), Tenant shall furnish copies of a consolidated balance sheet of Tenant and its consolidated affiliates as of the last day of such quarterly accounting period, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Tenant and its consolidated affiliates for such quarterly accounting period and for the elapsed portion of the current fiscal year ended with the last day of such quarterly accounting period. All such statements shall be prepared in accordance with GAAP (except that interim quarterly financials are not required to include notes) and, if Tenant ceases to be a publicly traded company, certified as complete and correct in all material respects by the chief financial officer of Tenant (subject to year-end audit adjustments).

          (ii)   As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Tenant, Tenant shall furnish copies of a consolidated balance sheet of Tenant and its consolidated Affiliates as of the end of such fiscal year, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Tenant and its consolidated affiliates for such fiscal year. All such statements shall be in reasonable detail and with appropriate notes, if any, and be prepared in accordance with GAAP and state in comparative form the corresponding figures as of the end of and for the previous fiscal year, and shall be accompanied by an opinion or report thereon, in scope and substance satisfactory to Landlord, by Tenant's nationally recognized independent certified public accountants.

          (iii)  Tenant shall furnish copies of all regular and periodic reports or filings, including without limitation Form 10-K and Form 10-Q, which Tenant or any Affiliate shall make or be required to file with the Securities and Exchange Commission or any other federal or state regulatory agency or with any municipal or other local body, and such other public, non-proprietary information relating to the business, affairs and financial condition of Tenant as Landlord may from time to time reasonably request.

          (iv)  As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Tenant, Tenant shall provide to Landlord and Lender unaudited financial statements on the Leased Premises which shall include reasonably detailed information about the cost of operating, maintaining and repairing the Leased Premises. Such information shall include, without limitation, information about the cost of utilities, taxes, tenant improvement costs, landscaping, janitorial services and other similar services and shall be certified as complete and correct by the chief financial officer of Tenant and that such statements have been prepared in accordance with GAAP.

          (v)   Upon reasonable advance notice to Tenant, Landlord and Lender shall have the right to periodically visit the Leased Premises to meet with officers of Tenant for the purpose of discussing the operating history of the Leased Premises and the general condition of Tenant's business. At no time shall Tenant be obligated to disclose to Landlord, Lender or any third party any confidential or proprietary information about Tenant or Tenant's business. The scope and nature of the information to be so provided by Tenant to Landlord and/or Lender shall be limited to that which would be customarily provided to investment analysts employed by investment banking firms.

        29.    Security Deposit.

          (a)   Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a Letter of Credit in the amount of [INTENTIONALLY OMITTED]. The Letter of Credit shall (subject to a reduction in the amount of the Letter of Credit as set forth in Paragraph 29(b)) remain in full force and effect until satisfaction of the Final Release Conditions (as hereinafter defined), or with respect to any Letter of Credit issued pursuant to the terms of Paragraph 29(e) or Paragraph 29(f), until satisfaction of the provisions for release set forth therein. The Letter of Credit shall be security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and the Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. In addition to its other rights and remedies under the Letter of Credit, Landlord shall have the right to draw on the Letter of Credit to pay any installment of Basic Rent not paid within three (3) Business Days after the due date thereof, and, with respect to the first three (3) (but in no event more than three (3)) such draws so long as the Letter of Credit remains in effect and Tenant replenishes any amount drawn under the Letter of Credit within one hundred twenty (120) days (but in any event at least thirty (30) days prior to the expiration thereof) after such draw no Event of Default shall exist by reason of any such draw.

        [THE REMAINDER OF THIS PARAGRAPH INTENTIONALLY OMITTED].

        30.    Non-Recourse as to Landlord.

          (a)   Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord or any party thereof, (b) any director, officer, general partner, shareholder, limited partner, employee or agent of Landlord or any general partner of Landlord, GENA:11 or GENA:12 or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (d) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co. Inc., and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof); provided, however, that Landlord shall at all times maintain an "Equity Interest" (as defined below) in the Leased Premises of at least the lesser of (1) twenty percent (20%) of the Fair Market Value of the Leased Premises or (2) Landlord's Cash Contribution ("Landlord's Minimum Equity"). If Landlord fails to maintain Landlord's Minimum Equity, the provisions of this Paragraph 30 limiting Tenant's right to recover damages from the Leased Premises as provided above shall cease to be of any force or effect and Tenant shall have the right to recover damages from any and all assets of Landlord. The term "Equity Interest" shall mean the difference between the Fair Market Value of the Leased Premises and the then outstanding principal amount of all Mortgages placed on the Leased Premises by Landlord. For purposes of this definition of Equity Interest, during the first five (5) years of the Term the Fair Market Value of the Leased Premises shall be equal to the Project Cost. In the event that the Leased Premises become part of a pool of properties securing the debt (the "Blanket Indebtedness") of one Person, Landlord's Equity Interest shall be equal to the difference between twenty percent (20%) of the Fair Market Value of the Leased Premises and the portion of the Blanket Indebtedness reasonably allocated to the Leased Premises by the Lender holding the Blanket Indebtedness.

          (b)   Nothing in this Paragraph 30 shall be construed as waiving or limiting any equitable remedies which Tenant may have against Landlord and/or any of the foregoing Persons by reason of any breach of this Lease by Landlord and/or such Persons.

        31.    Financing.

          (a)   If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes to or modifications of this Lease; provided no such changes or modifications shall increase Tenant's obligations under this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to acknowledge that the rights of Landlord hereunder have been assigned by Landlord to such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease; provided, however, that in no event shall Tenant be obligated to provide any Lender with any confidential or proprietary information about Tenant or its business. Such subordination, non-disturbance and attornment agreement shall be in form and substance reasonably satisfactory to Tenant and may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

          (b)   During the Term the Leased Premises shall not be encumbered by any Mortgage the original principal balance of which exceeds [INTENTIONALLY OMITTED] unless the Leased Premises are part of a pool of properties securing debt of one Person, in which event such limit shall not apply. If the Leased Premises are part of such a pool of properties, the deed of trust or mortgage which encumbers the Leased Premises shall specify a release price for the Leased Premises not in excess of the Project Cost.

        32.    Subordination.    Subject to the provisions of Paragraph 31(a), this Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that the holder of any such Mortgage or other security instrument enters into a subordination, non-disturbance and attornment agreement with and reasonably satisfactory to Tenant which recognizes this Lease and all Tenant's rights hereunder unless and until (i) an Event of Default exists or (ii) Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

        33.    Financial Covenants.    [INTENTIONALLY OMITTED].

        34.    Tax Treatment; Reporting.    Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a true lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease with Landlord as the owner of the Leased Premises, including the Building Systems Equipment, and Tenant as the lessee of the Leased Premises and Building Systems Equipment, including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and the Building Systems Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

        35.    Right of First Refusal.    [INTENTIONALLY OMITTED].

        36.    Financing Major Alterations.    [INTENTIONALLY OMITTED].

        37.    Initial Lender Rights re: Letter of Credit.    [INTENTIONALLY OMITTED].

        38.    Miscellaneous.

          (a)   The paragraph headings in this Lease are used only for convenience of reference and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

          (b)   As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

          (c)   Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Except as otherwise specifically provided herein, Landlord shall have the right, at its sole option, to withhold or delay its consent whenever such consent is required under this Lease for any reason or no reason. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

          (d)   Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

          (e)   This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

          (f)    This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

          (g)   The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

          (h)   If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (i)    This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

LANDLORD:
GENA PROPERTY COMPANY, a California partnership
ATTEST:	By:	GENA (CA) QRS 11-25, INC.,
a general partner
By:	By:
Title: Assistant Secretary		Title: Executive Vice President
[Corporate Seal]
ATTEST:	By:	GENA (CA) QRS 12-1, INC., a general partner
By:	By:
Title: Assistant Secretary		Title: Executive Vice President
[Corporate Seal]
TENANT:
ATTEST:	GENSIA, INC., a Delaware corporation
By:	By:
Title: Vice President		Title: President
[Corporate Seal]

EXHIBIT A

LEGAL DESCRIPTION OF LAND

        The Land is located in the City of San Diego, County of San Diego, State of California and is more particularly described as follows:

PARCEL A:

LOTS 1 AND 3 OF NEXUS TECHNOLOGY CENTRE UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11876, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 7, 1987.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS ON AND OVER DESIGNATED PEDESTRIAN AND VEHICULAR TRAFFIC CIRCULATION PATTERNS NOW EXISTING OR CREATED, INCLUDING WITHOUT LIMITATIONS, ALL DRIVEWAYS, ROAD, STREETS, WALKWAYS, SIDEWALKS AND SURFACE PARKING AREAS; FOR PARKING ON AND ACROSS ALL SURFACE PARKING AREAS DESIGNATED FOR PARKING BY STRIPPING OR OTHER MEANS; FOR PRIVATE AND COMMON UTILITIES AND INCIDENTAL THERETO; AND TEMPORARY EASEMENTS FOR CONSTRUCTION PURPOSES, AS SET FORTH, DESCRIBED, CREATED AND CONVEYED IN THAT CERTAIN DOCUMENT ENTITLED "RECIPROCAL EASEMENT AGREEMENT" BY AND BETWEEN GENSIA, INC., A DELAWARE CORPORATION AND GENA PROPERTY COMPANY, A CALIFORNIA GENERAL PARTNERSHIP, RECORDED ON DECEMBER    , 1993 AS INSTRUMENT NO.                        , IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

A-1

EXHIBIT B

DESCRIPTION OF BUILDING SYSTEMS EQUIPMENT

        "Building Systems Equipment" shall mean all plumbing, heating, ventilation and air conditioning equipment, electrical systems, mechanical equipment, lighting systems, emergency life support equipment, fire safety equipment, sprinkler systems and other equipment which is customarily part of a "shell building" for each Building. Building Systems Equipment shall include any Alterations to the Building Systems Equipment, whether paid for by Landlord or by Tenant, as may be required by the terms of this Lease.

B-1

EXHIBIT C

SCHEDULE OF PERMITTED ENCUMBRANCES

C-1

EXHIBIT D

BASIC RENT SCHEDULE

[INTENTIONALLY OMITTED]

D-1

EXHIBIT E

TENANT'S FINANCIAL COVENANTS

[INTENTIONALLY OMITTED]

E-1

EXHIBIT F

SCHEDULE OF EXISTING LEASES

[INTENTIONALLY OMITTED]

F-1

EXHIBIT G

[Form of Letter of Credit]

[INTENTIONALLY OMITTED]

G-1

EXHIBIT H

TENANT ESTOPPEL CERTIFICATE

(Lender)

The undersigned,                        ("Tenant"), hereby certifies to                        , a                         ("Lender") and/or                        ("Purchaser"), as follows:

        1.     Attached hereto is a true, correct and complete copy of that certain lease dated                        19    , between                        , a                         ("Landlord"), and Tenant (the "Lease"), the demised premises of which ("Premises") are located at                                                 in the City of                        , County of                        , State of                        , which Premises are more particularly described in the Lease. The Lease (as attached) represents the entire agreement between the parties as to the Premises, is now in full force and effect, and has not been amended, modified or supplemented, except as set forth in Paragraph 5 below.

        2.     The term of the Lease commenced on                        , 19    . Rent commenced to accrue on                        , 19    .

        3.     The undersigned is in occupancy of the Premises.

        4.     The initial term of the Lease shall expire on                        , 19    , with            renewal option(s) of a period of            years each.

        5.     The Lease has not been amended, modified, supplemented, extended, renewed or assigned, except:

        6.     All conditions of the Lease to be performed by Landlord thereunder and necessary to the enforceability of the Lease have been satisfied, except:

        7.     The amount of the installment of Basic Rent being paid currently is $                        .

        8.     The current amount of the Letter of Credit outstanding under Paragraph 29 of this Lease is $                        .

        9.     Tenant is paying the full Basic Rent under the Lease, which Rent has been paid in full through            . No Basic Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

        10.   To the best of the knowledge of the undersigned, based on reasonable injury, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

        11.   To the best knowledge of the undersigned, there are no defaults on the part of Landlord or Tenant under the Lease, and there are no events currently existing (or with the passage of time, giving of notice or both, which would exist) which give Tenant the right to cancel or terminate the Lease.

        12.   Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

        13.   There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the undersigned's obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

H-1

        14.   It is Tenant's understanding that the present Landlord of the Premises is

.

        15.   Tenant's address for notices under the terms of the Lease is:

..

        16.   Tenant hereby acknowledges that Lender intends to make a loan to Landlord for                        , that Landlord intends to assign the Lease to Lender in connection with such financing, and that Lender is relying upon the representations herein made in funding such loan. Upon such assignment and upon written request from Lender, Tenant agrees to send all rents, payments and other amounts due under the Lease and assigned to Lender pursuant to said financing to such address as may be indicated in writing by Lender to Tenant. Tenant agrees that no modification, adjustment, revision, cancellation or renewal of the Lease or amendments thereto shall be effective unless the written consent of Lender is obtained. Tenant has not received any notice of any other sale, pledge, transfer or assignment of the Lease or of the rentals thereunder by Landlord.

        17.   Tenant shall deliver to Lender a copy of all notices of default or termination served on or received from Landlord.

        18.   Lender is hereby given the right to cure Landlord's defaults under the Lease within thirty (30) days after receipt of written notice by the undersigned of Landlord's failure so to do; provided, however, that said thirty (30) day period shall be extended (a) so long as within said thirty (30) day period Lender has commenced to cure and is proceeding with due diligence to cure said defaults, or (b) so long as Lender is proceeding with a foreclosure action against Landlord and will commence to cure and will proceed with due diligence to cure said defaults upon the resolution of said foreclosure action.

        19.   Tenant acknowledges that Lender shall assume no liability or obligations under the Lease, or any renewal thereof, either by virtue of the assignment thereof or any receipt or collection of rents under the Lease, except in the event that Lender acquires title to the Leased Premises.

        20.   All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

DATED: , 19	"Tenant":
GENSIA, INC., a Delaware corporation
By:

Its:

By:

Its:

H-2

EXHIBIT "B"

DEMISING PLAN

[Attached]

EXHIBIT "C"

VACATION SPACE

[Attached]

EXHIBIT "D"

TENANT IMPROVEMENTS

[Attached]

General Description of Tenant Improvements

        Build out of current undeveloped room 332 and renovation of current conference room 312 into fully complete laboratory and equipment space including plumbing, HVAC modifications, electrical work and purchase and final installation of fume hoods, casework, benches and storage cabinets. Also includes renovation of existing glass washing room 331 into separate glass washing and chemical storage rooms. Includes HVAC, plumbing and electrical modifications

October 3, 2000

Gentlemen:

        This letter agreement sets forth the understanding of the parties hereto regarding each party's respective obligations to pay base and additional rent on certain portions of the third floor of 9390 Towne Centre Drive attached to this letter as Exhibit A (the "Chemistry Lab Space").

        Metabasis Therapeutics, Inc. ("Metabasis") hereby agrees to pay base and additional rent for the month of September in accordance with the terms and conditions contained in its Sublease Agreement with SICOR INC. ("SICOR") dated September            , 2000 ("Metabasis Sublease"). In addition, Metabasis agrees to pay Illumina, Inc. ("Illumina") a total of $10,500.96 as base and additional rent for the Chemistry Lab Space for the period from September 1, 2000 through September 18, 2000 ("Occupancy Date").

        Illumina hereby agrees to pay base and additional rent for the month of September in accordance with the terms and conditions contained in its Sublease Agreement with SICOR dated July 28, 2000 ("Illumina Sublease"). In addition, Illumina hereby agrees to release, indemnify and hold SICOR harmless from any and all obligations that SICOR may have for rent abatement, if any, and any other liability or claims that Illumina may have due to the occupancy by Metabasis of the Chemistry Lab Space for the period from September 1, 2000 through the Occupancy Date and the unavailability of such space to Illumina. Illumina hereby confirms and acknowledges that it was tendered full and complete access to the Chemistry Lab Space as of the Occupancy Date in accordance with the Illumina Sublease.

        SICOR and Metabasis agree that, in accordance with Section 20 of the Metabasis Sublease, their former sublease agreement dated December 17, 1997 terminated as of September 1, 2000 and SICOR further hereby agrees to waive any claim against Metabasis for holdover rent under that former sublease as to the Chemistry Lab Space.

        Illumina and Metabasis hereby agree to waive any claims for damages against SICOR and each other associated with the period of time (September 1 through the Occupancy Date) that Metabasis continued to occupy the Chemistry Lab Space. Subject to all the terms and provisions of this letter agreement, SICOR hereby agrees to waive any claims against Metabasis arising out of Metabasis' failure to timely deliver the Chemistry Lab Space to Illumina on the "Commencement Date" specified under the Illumina Sublease.

        This letter agreement may be executed in any number of counterparts and each when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Accepted and agreed to this 18 day of September, 2000

METABASIS THERAPEUTICS, INC.
By:	/s/ [ILLEGIBLE]
Title:	VP Finance & CFO
ILLUMINA, INC.
By:	/s/ [ILLEGIBLE]
Title:	VP Finance & CFO
SICOR INC.
By:	/s/ [ILLEGIBLE]
Title:	Executive VP Finance, CFO & Treasurer

QuickLinks

  Exhibit 10.16
SUBLEASE AGREEMENT
EXHIBIT "A" COPY OF MASTER LEASE [Attached]
TABLE OF CONTENTS
EXHIBIT A LEGAL DESCRIPTION OF LAND
EXHIBIT B DESCRIPTION OF BUILDING SYSTEMS EQUIPMENT
EXHIBIT C SCHEDULE OF PERMITTED ENCUMBRANCES
EXHIBIT D BASIC RENT SCHEDULE
EXHIBIT E TENANT'S FINANCIAL COVENANTS
EXHIBIT F SCHEDULE OF EXISTING LEASES
EXHIBIT G [Form of Letter of Credit]
EXHIBIT H TENANT ESTOPPEL CERTIFICATE
EXHIBIT "B" DEMISING PLAN
EXHIBIT "C" VACATION SPACE
EXHIBIT "D" TENANT IMPROVEMENTS